TABLE OF CONTENTS

INTRODUCTION *

ARTICLE I Definitions *

1.1 Accounts. *
1.2 Administrator. *
1.3 Affiliate. *
1.4 Applicable Plan Year. *
1.5 Appropriate Form. *
1.6 Beneficiary. *
1.7 Board of Directors. *
1.8 Code. *
1.9 Common Stock. *
1.10 Company. *
1.11 Compensation. *
1.12 Contribution Agreement. *
1.13 Date of Hire. *
1.14 Disability. *
1.15 Effective Date.. *
1.16 Elective Account. *
1.17 Elective Contributions.. *
1.18 Elective Deferral Limit. *
1.19 Eligible Employee. *
1.20 Employer. *
1.21 Entry Date. *
1.22 ERISA. *
1.23 ESOP Contributions. *
1.24 Fund. *
1.25 Highly Compensated Employee. *
1.26 Hour of Service.. *
1.27 Investment Adjustments. *
1.28 Investment Fund. *
1.29 Loan Account. *
1.30 Loan Fund. *
1.31 Matching Account. *
1.32 Matching Contributions. *
1.33 Member. *
1.34 Normal Retirement Date. *
1.35 One-Year Break in Service. *
1.36 Plan. *
1.37 Plan Year. *
1.38 Prior Plan Account. *
1.39 Rollover Account. *
1.40 Rollover Contribution. *
1.41 Section 401(k) Member. *
1.42 Termination of Employment. *
1.43 Total Earnings. *
1.44 Trust Agreement. *
1.45 Trustee. *
1.46 Valuation Date. *
1.47 Vested Percentage.. *
1.48 Year of Employment.. *
1.49 Year of Membership.. *
1.50 Year of Service. *

ARTICLE II Membership *

2.1 In General.. *
2.2 Service with Affiliates. *
2.3 Contribution Agreement Required for Elective Contributions. *
2.4 Transfers. *
2.5 Transfers Between Employers.. *
2.6 Reemployment. *

ARTICLE III Contributions *

3.1 Elective Contributions. *
3.2 Matching Contributions. *
3.3 Section 401(k) Limit on Elective Contributions. *
3.4 Section 401(m) Limit on Matching Contributions. *
3.5 Special Rules. *
3.6 Rollovers. *
3.7 Maximum Limit on Allocation. *
3.8 Form of Payment. *
3.9 Contributions May Not Exceed Amount Deductible. *
3.10 Contributions Conditioned on Deductibility and Plan Qualification. *
3.11 Expenses. *
3.12 No Employee Contributions. *
3.13 Profits Not Required. *
3.14 Contributions for Military Service. *

ARTICLE IV Vesting *

4.1 Elective Account and Prior Plan Account. *
4.2 Matching Account. *
4.3 Forfeitures. *
4.4 Reemployment. *
4.5 Irrevocable Forfeitures. *

ARTICLE V Accounts and Designation of Investment Funds *

5.1 Investment of Account Balances. 2 through 5.4. *
5.2 Designation of Investment Funds for Future Contributions. *
5.3 Designation of Investment Funds for Existing Account Balances. *
5.4 Valuation of Investment Funds. *
5.5 Correction of Error.. *
5.6 Allocation Shall Not Vest Title. *
5.7 Statement of Accounts. *
5.8 Daily Valuation. *

ARTICLE VI Limitation on Maximum Contributions and Benefits Under all Plans *

6.1 Definitions. *
6.2 Limitation on Annual Additions. *
6.3 Coverage by Defined Benefit Plan. *
6.4 Application. *
6.5 Limitation Year. *
6.6 Correlation with Higher ESOP Limit. *

ARTICLE VII Distributions, Withdrawals and Loans *

7.1 Distribution on Termination of Employment.. *
7.2 Withdrawals during Employment. *
7.3 Loans during Employment. *
7.4 Loan Requirements. *
7.5 Loan Expenses. *
7.6 Funding. *
7.7 Repayment. *
7.8 Valuation. *
7.9 Allocation among Investment Funds.. *
7.10 Disposition of Loan Upon Certain Events. *
7.11 Withdrawals from Plan While Loan is Outstanding. *
7.12 Compliance with Applicable Law. *
7.13 Default. *
7.14 Conversion of Loan to Hardship Distribution. *

ARTICLE VIII Payment of Benefits *

8.1 Payment of Benefits. *
8.2 Death Benefits. *
8.3 Non-Alienation of Benefits.. *
8.4 Doubt as to Right to Payment. *
8.5 Incapacity.. *
8.6 Time of Commencement of Benefits. 67
8.7 Payments to Minors. *
8.8 Identity of Proper Payee. *
8.9 Inability to Locate Distributee. *
8.10 Estoppel of Members and Their Beneficiaries.. *
8.11 Qualified Domestic Relations Orders. *
8.12 Benefits Payable Only from Fund. *
8.13 Prior Plan Distribution Forms. *
8.14 Restrictions on Distribution. *
8.15 Direct Rollover of Eligible Rollover Distributions. *

ARTICLE IX Beneficiary Designation *

9.1 Designation of Beneficiary.. *
9.2 Spouse as Presumptive Beneficiary.. *
9.3 Change of Beneficiary.. *
9.4 Failure to Designate. *
9.5 Proof of Death, etc. *
9.6 Discharge of Liability. *

ARTICLE X Administration of the Plan *

10.1 Fiduciary. *
10.2 The Administrator. *
10.3 Powers and Discretion of Administrator. *
10.4 Advisers. *
10.5 Service in Multiple Capacities. *
10.6 Limitation of Liability; Indemnity. *
10.7 Reliance on Information. *
10.8 Funding Policy. *
10.9 Proper Proof. *
10.10 Genuineness of Documents. *
10.11 Members May Direct Investments. *
10.12 Committee. *

ARTICLE XI The Trust Agreement *

11.1 The Trust Agreement.. *
11.2 No Diversion of Trust Fund. *
11.3 Duties and Responsibilities of the Trustee. *

ARTICLE XII Amendment *

12.1 Right of the Company to Amend the Plan.. *
12.2 Plan Merger. *
12.3 Amendments Required by Law.. *
12.4 Right to Terminate. *
12.5 Termination of Trust. *
12.6 Continuation of Trust. *
12.7 Discontinuance of Contributions. *

ARTICLE XIII Miscellaneous Provisions *

13.1 Plan Not a Contract of Employment. *
13.2 Merger. *
13.3 Claims Procedure. *
13.4 Prior Family Aggregation Rule. *
13.5 Controlling Law. *
13.6 Separability 94
13.7 Captions. *
13.8 Usage. *

ARTICLE XIV Leased Employees *

14.1 Definitions. *
14.2 Treatment of Leased Employees.. *
14.3 Exception for Employees Covered by Plans of Leasing Organization. *
14.4 Construction. *

ARTICLE XV "Top-Heavy" Provisions *

15.1 Determination of "Top-Heavy" Status. *
15.2 Provisions Applicable in "Top-Heavy" Plan Years. *

SUPPLEMENT NO. 1 S1-*
SUPPLEMENT NO. 2 S2-*
SUPPLEMENT NO. 3 S3-*
SUPPLEMENT NO. 4 S4-*
SUPPLEMENT NO. 5 S5-*
SUPPLEMENT NO. 6 S6-*
SUPPLEMENT NO. 7 S7-*
SUPPLEMENT NO. 8 S8-*
SUPPLEMENT NO. 9 S9-*
SUPPLEMENT NO. 10 S10-*
SUPPLEMENT NO. 11 S11-*
SUPPLEMENT NO. 12 S12-*

ARROW ELECTRONICS

SAVINGS PLAN

Restated to Reflect Amendments Adopted Through February 15, 2002

ARROW ELECTRONICS SAVINGS PLAN

INTRODUCTION

The Arrow Electronics Savings Plan set forth herein (the "Plan") was initially adopted effective June 1, 1982 as Part III of the Arrow Electronics ESOP and Capital Accumulation Plan, a stock bonus plan. A profit sharing plan called the "Arrow Electronics Capital Accumulation Plan" (the "New Plan") was adopted effective January 1, 1984 and amended effective January 1, 1985 to permit additional contributions pursuant to section 401(k) of the Code. Membership in Part III of the Arrow Electronics ESOP and Capital Accumulation Plan was closed after the Entry Date of July 1, 1983 and no contributions were made to Part III for any Plan Year ending after December 31, 1983. Members of the Plan who were eligible became members of the New Plan as of December 31, 1983. Other eligible individuals subsequently became members of the New Plan in accordance with its terms.

The Plan was amended and restated effective as of the close of business on December 31, 1988 for the following purposes: (i) to establish the Plan as a separate entity upon its deletion as Part III of the Arrow Electronics ESOP and Capital Accumulation Plan (which was renamed the Arrow Electronics Stock Ownership Plan) and to accept the transfer to the Plan of all assets and liabilities relating to such Part III; (ii) to merge the New Plan into the Plan and to make further changes deemed necessary or advisable in light of the merger, including changing the name of the Plan to the Arrow Electronics Savings Plan; and (iii) to make changes deemed necessary or advisable to comply with changes in applicable law, effective as of such dates as required by law, and to make other changes deemed desirable in order to effect the purposes of the Plan. Provisions of this document having effective dates prior to December 31, 1988 govern Part III of the Arrow Electronics ESOP and Capital Accumulation Plan as constituted prior thereto and the New Plan.

The Plan was subsequently restated to incorporate further amendments adopted through December 28, 1994 in order to make changes deemed necessary or advisable to comply with changes in applicable law, effective as of such dates as are required by law, and to make other changes deemed desirable in order to effect the purposes of the Plan.

The Plan is hereby further restated to include amendments adopted since the last restatement and additional changes, including those deemed necessary or advisable to comply with the provisions of the Uruguay Round Agreements Act (also referred to as GATT), the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as other amendments determined by the Company to be appropriate to further the purposes of the Plan, effective as the respective dates set forth or as required by law, provided that clarifications of existing provisions are effective as of the same dates as the provisions which they clarify. The restated Plan also eliminates as "deadwood" provisions no longer necessary, such as those relating to Class Year Accounts (which have all become fully vested and no longer require separate accounting), and Basic Contributions (profit-sharing contributions made under a predecessor plan) all of which are now included in Members’ Matching Accounts. References herein to sections that have been renumbered as a result of any of the foregoing changes shall, where the context requires, include references to corresponding sections of the Plan as previously in effect.

The Plan as restated February 15, 2002 reads as follows:

  Article I

  Definitions

  When used in this Plan, the following terms shall have the designated meaning, unless a different meaning is clearly required by the context.

    1.1 Accounts. A Member’s Elective Account, Loan Account, Matching Account, Prior Plan Account and Rollover Account, as applicable.

    1.2 Administrator. An individual or committee appointed by the Board of Directors to administer the Plan pursuant to Article X.

    1.3 Affiliate. Any of the following:

    1.3.1 Controlled Group Affiliate. Any trade or business (other than an Employer), whether or not incorporated, which at the time of reference controls, is controlled by, or is under common control with an Employer within the meaning of section 414(b) or 414(c) of the Code (including any division of an Employer not participating in the Plan) and, for purposes of Article VI, section 415(h) of the Code (a "Controlled Group Affiliate").

    1.3.2 Affiliated Service Groups, etc. Any (a) member of an affiliated service group, within the meaning of section 414(m) of the Code, that includes an Employer, or (b) organization aggregated with an Employer pursuant to section 414(o) of the Code, to the extent required by such sections or section 401(k) or (m) of the Code.

    1.4 Applicable Plan Year. The current Plan Year.

    1.5 Appropriate Form. The form or other method of communication prescribed by the Administrator for a particular purpose specified in the Plan, when filed or otherwise effected at the time and in the manner prescribed by the Administrator.

    1.6 Beneficiary. A person or persons entitled under Article IX to receive any benefits payable upon or after the death of a Member.

    1.7 Board of Directors. The Board of Directors of the Company.

    1.8 Code. The Internal Revenue Code of 1986 as amended from time to time. Reference to a specific provision of the Code shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

    1.9 Common Stock. The common stock of the Company having a par value of one dollar ($1) per share, or any other common stock into which it may be reclassified.

    1.10 Company. Arrow Electronics, Inc., a New York corporation, and any company acquiring the business of Arrow Electronics, Inc. and which, within a reasonable time thereafter, adopts this Plan as of the effective date of such acquisition.

    1.11 Compensation. Gross cash compensation paid by an Employer to an Eligible Employee while he is a Member, determined before giving effect to any Contribution Agreement under this Plan (or any other cash or deferred arrangement described in section 401(k) of the Code) or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of section 125 of the Code) or, effective January 1, 2001, for purposes of receiving qualified transportation fringe benefits (as described in section 132(f)(4) of the Code). Compensation shall not include any payments made pursuant to stock appreciation rights or otherwise pursuant to any plan for the grant of stock options, stock, or other stock rights, or expense reimbursements (such as but not limited to relocation and tuition expense reimbursements and nontaxable car allowances), but shall include taxable car allowances. Compensation taken into account for any Member for any Plan Year beginning on or after January 1, 1994, shall not exceed one hundred fifty thousand dollars ($150,000) (as adjusted from time to time for increases in the cost of living in accordance with section 401(a)(17) of the Code) (the "Compensation Limit"). If the period for determining Compensation is a short plan year (i.e., shorter than 12 months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short plan year and the denominator of which is 12.

    1.12 Contribution Agreement. An agreement by a Section 401(k) Member (set forth on the Appropriate Form) to reduce his Compensation otherwise payable in cash in order to share in Elective Contributions under the Plan, as provided in Section 3.1.

    1.13 Date of Hire. The date on which an employee first performs an Hour of Service described in Section 1.26.1.

    1.14 Disability. A physical or mental condition which would, upon proper application, entitle the Member to disability benefits under the Social Security Act.

    1.15 Effective Date. January 1, 1974.

    1.16 Elective Account. A separate Account maintained for each Member which reflects his share of the Fund attributable to Elective Contributions plus such other amounts as may be transferred to such Account after December 31, 1988 under the terms of the Arrow Electronics Stock Ownership Plan, together with applicable Investment Adjustments.

    1.17 Elective Contributions. Contributions by an Employer for a Section 401(k) Member as provided in Section 3.1, based on the amount by which such Section 401(k) Member elects to reduce his Compensation otherwise payable in cash (which contributions may not exceed the Elective Deferral Limit).

    1.18 Elective Deferral Limit. Seven thousand dollars ($7,000) as adjusted from time to time in accordance with section 402(g)(5) of the Code, reduced by the amount of "elective deferrals" (as defined in section 402(g)(3) of the Code) made by a Member during his taxable year (which is presumed to be the calendar year) under any plans or agreements maintained by an Employer or by a Controlled Group Affiliate other than this Plan (and, in the sole discretion of the Administrator, any plans or agreements maintained by any other employer, if reported to the Administrator at such time and in such manner as the Administrator shall prescribe). Effective December 31, 1988, the Elective Deferral Limit with respect to a Member who has received a hardship withdrawal from his Elective Account as provided in Section 7.2.3 or who has received a hardship withdrawal from a similar account under any other plan or agreement of an Employer or Affiliate in accordance with Treasury Reg. section 1.401(k)-1(d)(2)(iv)(B) shall, for his taxable year following the taxable year of such withdrawal, be reduced by the amount of the "elective deferrals" (as defined in section 402(g)(3) of the Code) made by the Member during the taxable year of the withdrawal under this Plan and all other plans and agreements of any Employer or Affiliate. Each such other plan or agreement shall be deemed amended by reason of this provision, and by the Member’s execution of the Appropriate Form, to the extent necessary to give full effect to any reduction required under the preceding sentence.

    1.19 Eligible Employee. Any person employed by the Company or any other Employer, subject to such terms and conditions as may apply to such Employer pursuant to Section 1.20 and subject also to the following:

    1.19.1 An employee who is employed primarily to render services within the jurisdiction of a union and whose compensation, hours of work, or conditions of employment are determined by collective bargaining with such union shall not be an Eligible Employee unless the applicable collective bargaining agreement expressly provides that such employee shall be eligible to participate in this Plan, in which event, however, he shall be entitled to participate in this Plan only to the extent and on the terms and conditions specified in such collective bargaining agreement.

    1.19.2 The board of directors of an Employer may, in its discretion, determine that individuals employed in a specified division, subdivision, plant, location or job classification of such Employer shall not be Eligible Employees, provided that any such determination shall not discriminate in favor of Highly Compensated Employees so as to prevent the Plan from qualifying under section 401(a) of the Code.

    1.19.3 An individual who performs services for an Employer under an agreement or arrangement (which may be written, oral, and/or evidenced by the Employer’s payroll practice) with such individual or with another organization that provides the services of such individual to the Employer, pursuant to which such individual is treated as an independent contractor or is otherwise treated as an employee of an entity other than the Employer, shall not be an Eligible Employee, irrespective of whether such individual is treated as an employee of the Employer under common-law employment principles or pursuant to the provisions of section 4.4(m), 414(n) or 414(o) of the Code.

    1.20 Employer. The Company and any subsidiary of the Company which has adopted the Plan with the approval of the Company, subject to such terms and conditions as may be imposed by the Company upon the participation in the Plan of such adopting Employer.

    1.21 Entry Date. Effective September 1, 1995, the first day of each January, April, July, and October.

    1.22 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision, any valid regulation or ruling promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

    1.23 ESOP Contributions. Contributions made by an Employer to the Arrow Electronics Stock Ownership Plan (or, prior to January 1, 1989, to Part I or Part II of the Arrow Electronics ESOP and Capital Accumulation Plan or to the Arrow Electronics ESOP).

    1.24 Fund. The Fund created by the Trust Agreement pursuant to Section 11.1.

    1.25 Highly Compensated Employee. A "highly compensated employee" as defined in section 414(q) of the Code and applicable regulations. Effective January 1, 1997, "Highly Compensated Employee" means an employee who received Compensation during the prior Plan Year in excess of $80,000 (as adjusted pursuant to section 414(q) of the Code) or who was a five percent (5%) owner (as described in Section 15.1.2(c)) at any time during the current or prior Plan Year.

    1.26 Hour of Service. For all purposes of this Plan, "Hour of Service" shall mean each hour includible under any of Sections 1.26.1 through 1.26.4, applied without duplication, but subject to the provisions of Sections 1.26.5 through 1.26.8.

    1.26.1 Paid Working Time. Each hour for which an employee is paid, or entitled to payment, for the performance of duties for an Employer;

    1.26.2 Paid Or Other Approved Absence. Each regularly scheduled working hour during a period for which an employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability or pregnancy), layoff, jury duty, military duty or leave of absence, or during any other period of authorized leave if employee returns to employment with the Employer on the expiration of such leave.

    1.26.3 Military Service. Each regularly scheduled working hour which would constitute an Hour of Service under Section 1.26.1 or 1.26.2 but for the employee’s absence for "qualified military service" (as defined in section 414(u) of the Code) ("Military Service") during a period in which his reemployment rights are protected by law, provided that such employee re-enters the employ of an Employer within the period during which his reemployment rights are protected by law; and

    1.26.4 Back Pay Awards. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer.

    1.26.5 Crediting Hour of Service. Hours of Service shall be credited as follows:

    (a) Paid Working Time. Hours of Service described in Section 1.26.1 shall be credited to the Plan Year in which the duties were performed;

    (b) Paid Absence and Military Service. Hours of Service described in Sections 1.26.2 and 1.26.3 shall be credited to the Plan Year in which occur the regularly scheduled working hours with respect to which such Hours of Service are determined, beginning with the first such hours;

    (c) Back Pay Awards. Hours of Service described in Section 1.26.4 shall be credited to the Plan Year or Plan Years to which the back pay award or agreement pertains (rather than to the Plan Year in which the award, agreement or payment is made).

    1.26.6 Limitations on Hours of Service for Paid Absences. Notwithstanding any provision of this Plan, Hours of Service otherwise required to be credited pursuant to Section 1.26.2 (relating to paid absences) or Section 1.26.4 (relating to an award or agreement for back pay), to the extent the award or agreement described therein is made with respect to a period described in Section 1.26.2, shall be subject to the following limitations and rules:

    (a) 501 Hour Limitation. No more than five hundred one (501) of such Hours of Service are required to be credited on account of any single continuous period during which an employee performs no duties (whether or not such period occurs in a single Year);

    (b) Payments Required by Law.  An hour for which an employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws;

    (c) Medical and Severance Payments Excluded. Hours of Service are not required to be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by an employee, or constitutes a retirement, termination, or other severance pay or benefit; and

    (d) Indirect Payments. A payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust, fund, or insurer, to which the Employer contributes or pays premiums.

    1.26.7 Determinations by Administrator. The Administrator shall have the power and final authority:

    (a) To determine the Hours of Service of any individual for all purposes of the Plan, and to that end may, in his discretion, adopt such rules, presumptions and procedures permitted by applicable law as it shall deem appropriate or desirable;

    (b) Without limiting the generality of the foregoing, to provide that the regularly scheduled working hours to be credited under Sections 1.26.2, 1.26.3 and 1.26.4 to an employee without a regular work schedule shall be determined on the basis of a forty (40)-hour work week, or an eight (8)-hour work day, or on any other reasonable basis which reflects the average hours worked by the employee or by other employees in the same job classification over a representative period of time, provided that the basis so used is consistently applied with respect to all employees within the same job classifications, reasonably defined.

    1.26.8 Monthly Equivalency. An employee who customarily works for an Employer for twenty (20) or more hours per week throughout each Plan Year (except for holidays and vacations) shall be credited with exactly one hundred ninety (190) Hours of Service for each month with respect to which he completes at least one (1) Hour of Service in accordance with the foregoing provisions of this Section 1.26 (regardless of whether the number of Hours of Service actually completed in such month exceeds one hundred ninety (190)), subject to Section 1.26.6.

    1.27 Investment Adjustments. The net realized and unrealized gains, losses, income and expenses attributable to a Member’s, Elective, Matching, Prior Plan or Rollover Account as a result of its investment in one or more Investment Funds.

    1.28 Investment Fund. A portion of the Fund which is separately invested as provided in Section 5.1, or the Loan Fund.

    1.29 Loan Account. An Account maintained pursuant to Section 7.6.2.

    1.30 Loan Fund. The Investment Fund maintained pursuant to Section 7.6.1.

    1.31 Matching Account. A separate Account maintained for each Member which reflects his share of the Fund attributable to Matching Contributions and, effective January 1, 2001, balances formerly credited to his Basic or Class Year Accounts (within the meaning of those terms under the Plan previously in effect), together with applicable Investment Adjustments.

    1.32 Matching Contributions. Contributions by an Employer for a Section 401(k) Member as provided in Section 3.2.

    1.33 Member. Every individual who on December 31, 1988 was a member of Part III of the Arrow Electronics ESOP and Capital Accumulation Plan or of the Arrow Electronics Capital Accumulation Plan, and every individual who shall have become a Member of this Plan pursuant to Article II, and whose Membership shall not have terminated.

    1.34 Normal Retirement Date. The sixty-fifth (65th) anniversary of a Member’s date of birth.

    1.35 One-Year Break in Service.

    1.35.1 Matching Accounts. For purposes other than determining the forfeiture of Matching Account balances, a One-Year Break in Service is a Plan Year in which the individual has no more than 500 Hours of Service. For purposes of determining whether a One-Year Break in Service has occurred, an individual who is absent from work by reason of a "maternity or paternity absence" as defined in Section 1.35.2 shall receive credit for the Hours of Service which would have been credited to such individual but for such absence, or, in any case in which such Hours cannot be determined, eight Hours of Service per day of such absence, but in no event more than 501 Hours of Service. The Hours of Service credited under this Section 1.35.1 shall be credited (a) only in the Plan Year in which the absence begins if necessary to prevent a One-Year Break in Service in that Plan Year, or (b) in all other cases, in the following Plan Year.

    1.35.2 Maternity or Paternity Absence. For purposes of this Section 1.35, "maternity or paternity absence" means an absence from active employment beginning on or after January 1, 1985 by reason of (a) the individual’s pregnancy, (b) the birth of a child of the individual, (c) the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for any such child for a period beginning immediately following such birth or placement. Nothing in this Plan shall be construed to give an employee a right to a leave of absence for any reason.

    1.36 Plan. The Arrow Electronics Savings Plan, which as currently in effect is set forth herein.

    1.37 Plan Year. The period of time commencing with the first day of January and ending with the last day of December.

    1.38 Prior Plan Account. A separate Account maintained for each Member who had a balance as of December 31, 1988 in any account under Part III of the Arrow Electronics ESOP and Capital Accumulation Plan as then in effect, to which shall be credited such balance together with applicable Investment Adjustments. Effective November 29, 1994, Prior Plan Accounts are terminated and the balances therein are transferred to the Members’ Rollover Accounts.

    1.39 Rollover Account. A separate Account maintained for an individual attributable to his Rollover Contributions and balances formerly credited to his Prior Plan Account, together with applicable Investment Adjustments.

    1.40 Rollover Contribution. An Eligible Employee’s rollover contribution made pursuant to Section 3.6, including the amount of any transfer to this Plan pursuant to the diversification and in-service withdrawal provision of the Arrow Electronics Stock Ownership Plan.

    1.41 Section 401(k) Member. A Member who is an Eligible Employee.

    1.42 Termination of Employment. A Member’s employment shall be treated as terminated on the date that he ceases to be employed by an Employer or Affiliate, subject to Section 2.4.2.

    1.43 Total Earnings. Total compensation paid by an Employer or Affiliate to an individual, determined before giving effect to any Contribution Agreement under this Plan (or any other cash or deferred arrangement described in section 401(k) of the Code) or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of section 125 of the Code) or, effective January 1, 2001, for purposes of receiving qualified transportation fringe benefits (as described in section 132(f)(4) of the Code). For purposes of Sections 3.3.2 and 3.4.2, Total Earnings for any Plan Year may, in the discretion of the Administrator, be limited to such compensation paid by an Employer or Affiliate to an individual during the period that he is a Member for service as an Eligible Employee. Total Earnings taken into account for any Member for any Plan Year beginning on or after January 1, 1994, shall not exceed one hundred fifty thousand dollars ($150,000) (as adjusted from time to time for increases in the cost of living in accordance with section 401(a)(17) of the Code). If the period for determining Total Earnings is a short plan year (i.e., shorter than 12 months), the annual Total Earnings limit is an amount equal to the otherwise applicable annual Total Earnings limit multiplied by the fraction, the numerator of which is the number of months in the short plan year, and the denominator of which is 12.

    1.44 Trust Agreement. The agreement by and between the Company and the Trustee under which this Plan is funded, as from time to time amended.

    1.45 Trustee. The trustee or trustees from time to time designated under the Trust Agreement.

    1.46 Valuation Date. A date as of which the Administrator revalues and adjusts Accounts in accordance with the daily valuation system described in Section 5.8; provided, however, if any portion of an Account is invested in mutual funds for which the mutual fund sponsor provides a separate accounting for each Member, the Valuation Date for a transaction affecting such portion shall be the date as of which the mutual fund sponsor processes such transaction.

    1.47 Vested Percentage. The percentage of a Member’s Account or Subaccount which is nonforfeitable pursuant to Article IV.

    1.48 Year of Employment. A Plan Year during which an employee has not less than one thousand (1,000) Hours of Service.

    1.49 Year of Membership. A Year of Employment throughout which a Member (a) was employed by an Employer or Affiliate and (b) was a Member of this Plan or of the Arrow Electronics Capital Accumulation Plan prior to its merger with this Plan or was a member of the Arrow Electronics Pension Plan, the Pension Plan for Employees of the Kay Electric Supply Division of the Electrical Distribution Division of Arrow Electronics, Inc. or the Pension Plan for Employees of the Twin State Division of the Electrical Distribution Division of Arrow Electronics, Inc.

    1.50 Year of Service. A (a) Year of Employment, and (b) in the case of a former member of Arrow Electronics Capital Accumulation Plan, any other Plan Year between 1984 and 1988, inclusive, on the last day of which the employee rendered services to an Employer, but excluding in either case any Plan Year prior to the Effective Date and any Plan Year prior to the Plan Year in which the employee attained age 18. Notwithstanding the foregoing, the term "Year of Service" shall not include any Plan Year not taken into account for vesting purposes as of December 31, 1984 under the predecessor plans then in effect as a result of the application of the break rules of those plans as then in effect nor any other Plan Year which was succeeded by five consecutive One-Year Breaks in Service ("Five-Year Break"), if the number of such One-Year Breaks in Service was equal to or in excess of the individual’s Years of Service prior to such Five-Year Break and the individual had no nonforfeitable rights under any such plan at the time of the Five-Year Break.

  Article II
  Membership

  2.1 In General. Effective September 1, 1995, an Eligible Employee who has not previously become a Member shall become a Member on the Entry Date coincident with or next following the later of his twenty-first (21st) birthday or the ninetieth (90th) day following his Date of Hire, if he customarily works for an Employer for twenty (20) or more hours per week throughout each year (except for holidays and vacations). In any other case, an Eligible Employee shall become a Member on the Entry Date coincident with or next following the later of (a) his completion of a 12-consecutive month period starting on his Date of Hire, or on any January 1 thereafter, in which he has 1,000 Hours of Service, or (b) his twenty-first (21st) birthday.

  2.2 Service with Affiliates. Solely for the purposes of determining (a) whether an employee has met the length of service requirement imposed as a prerequisite for membership in the Plan, or (b) the Hours of Service credited to an employee under the Plan, service with any Affiliate shall be treated as service with an Employer. Notwithstanding any other provision of this Plan, a Member shall be eligible to share in contributions and forfeitures under the Plan only with respect to Compensation paid by an Employer for service as an Eligible Employee (as distinguished from service for any Affiliate).

  2.3 Contribution Agreement Required for Elective Contributions. A Section 401(k) Member shall be eligible to share in Elective Contributions under Section 3.1, effective for payroll periods ending after the first Entry Date on which he is a Section 401(k) Member, provided that he completes and returns the Contribution Agreement described in Section 3.1.1 to the Administrator within such period as the Administrator shall prescribe. If a rehired Eligible Employee, or Eligible Employee transferred from ineligible employment, commences or resumes participation as a Section 401(k) Member on his date of transfer or date of rehire pursuant to Section 2.4 or Section 2.6, he shall become eligible to share in Elective Contributions upon execution and filing of an appropriate Contribution Agreement within such period as the Administrator shall prescribe, effective as of such date as the Administrator shall determine to be administratively practicable. If a Member fails to complete and return a Contribution Agreement within the period prescribed by the Administrator, he may begin to share in Elective Contributions under Section 3.1 as of any subsequent Entry Date as of which he is an Eligible Employee, by completing and returning a Contribution Agreement to the Administrator within such period as the Administrator shall prescribe.

  2.4 Transfers.

  2.4.1 Transfer to Eligible Employment. If an individual is transferred to employment under which he is eligible for membership in this Plan from employment with an Affiliate or with an Employer in a position not so eligible, he shall become a Member on the later of (a) the date of such transfer, or (b) the Entry Date on which he would have become a Member if his prior employment by the Employer or Affiliate had been in a position eligible for membership in the Plan.

  2.4.2 Transfer to Affiliate or Ineligible Employment. If a Member is transferred to employment with (a) an Affiliate or (b) an Employer in a position ineligible for membership in the Plan, he shall not be deemed to have retired or terminated his employment for the purposes of the Plan until such time as he is employed neither by an Employer nor by any Affiliate. Such a Member shall be eligible to share in contributions and forfeitures under the Plan for the Plan Year of such transfer but he shall not be eligible to share in contributions and forfeitures for subsequent Plan Years unless and until he returns to employment as an Eligible Employee. Upon retirement (at or after Normal Retirement Date) or Termination of Employment of such a Member while so employed other than as an Eligible Employee, distribution shall be made in accordance with the Plan as if such Member had so retired, or terminated his employment, while an Eligible Employee.

  2.4.3 Contribution Agreement. The Contribution Agreement (if any) of a Member described in Section 2.4.2 shall be suspended until he resumes his status as an Eligible Employee (and Section 401(k) Member).

  2.5 Transfers Between Employers. If a Member transfers from employment as an Eligible Employee with one Employer to employment as an Eligible Employee with another Employer: (a) his participation in the Plan shall not be interrupted; and (b) his Contribution Agreement (if any) with his prior Employer shall be deemed to apply to his second Employer in the same manner as it applied to his prior Employer.

  2.6 Reemployment. If a Member whose Accounts are not vested terminates employment and is subsequently rehired as an Eligible Employee after five or more consecutive One-Year Breaks in Service, he shall upon rehire be treated as a new employee for all purposes of this Plan. In all other cases, a Member who terminates employment and is subsequently rehired as an Eligible Employee shall become a Member immediately upon rehire.

  Article III
   Contributions

  3.1 Elective Contributions.

  3.1.1 Election of Amount. In order to share in Elective Contributions, a Member must be a Section 401(k) Member and agree in his Contribution Agreement to reduce his Compensation otherwise payable in cash for each payroll period by 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10%, whichever he shall specify; provided, that a whole percentage shall not be required if necessary or appropriate to comply with any applicable limitations on the amount of Elective Contributions permitted. The Section 401(k) Member’s Employer shall contribute to the Plan as Elective Contributions, as soon as reasonably practicable after the close of each payroll period for which such Contribution Agreement is in effect, an amount equal to the elected and applicable reduction in the Section 401(k) Member’s Compensation otherwise payable in cash for such payroll period. In his discretion, the Administrator may increase or decrease the maximum amount of permissible Elective Contributions from 10%, either for all Section 401(k) Members or for a specified group of Section 401(k) Members which does not discriminate in favor of Highly Compensated Employees, but any Elective Contribution in excess of 6% shall not be eligible for Matching Contributions under Section 3.2. In no event shall the limits under Section 3.3 be exceeded. The Administrator shall decrease the amount of reduction of Compensation under a Section 401(k) Member’s Contribution Agreement for any payroll period to the extent the sum of such reduction, the amount of the Section 401(k) Member’s deductions for such payroll period for welfare benefits sponsored by the Employer, any withholding from pay required by law and any other deductions requested by the Section 401(k) Member which under the Employer’s payroll procedure are treated as a priority claim relative to the contributions to this Plan, exceeds the Section 401(k) Member’s Compensation for such payroll period.

  3.1.2 Change in Contribution Rate. A Section 401(k) Member who has a Contribution Agreement in effect may increase or decrease the amount of reduction thereunder of his Compensation otherwise payable in cash within the limits specified in Section 3.1.1 by giving notice on the Appropriate Form to the Administrator within such period as the Administrator shall prescribe. Such change shall be effective commencing with the first payroll period for which it can be given effect under the procedures established by the Administrator.

  3.1.3 Deemed Election. The Administrator may establish a procedure pursuant to which an Eligible Employee is deemed to have elected to reduce his Compensation by a specified percentage to provide for Elective Contributions unless the Eligible Employee elects on the Appropriate Form not to make such contributions. Any such deemed election shall be treated, for purposes of the Plan, as an election by the Eligible Employee properly made pursuant to Section 3.1.1.

  3.1.4 Voluntary Suspension. A Member may voluntarily suspend his Contribution Agreement effective as soon as practicable by giving notice to the Administrator on the Appropriate Form.

  3.1.5 Mandatory Suspension.

  3.1.5.1 Hardship Withdrawal from Elective Account. Effective December 31, 1988, the Contribution Agreement of a Member who makes a withdrawal pursuant to Section 7.2.3 shall be suspended as of the payroll period in which the withdrawal is made until the next Entry Date that is at least twelve months after the date of such withdrawal.

  3.1.5.2 Reinstatement. A Member may reinstate his Contribution Agreement under this Plan as of the next Entry Date following a period of mandatory suspension under this Section 3.1.5, or any subsequent Entry Date, by giving written notice to the Administrator on the Appropriate Form within such period as the Administrator shall prescribe.

  3.1.6 Limitation. A Section 401(k) Member’s Elective Contributions under Section 3.1.1 shall be discontinued for the remainder of a Plan Year when in the aggregate they equal the Elective Deferral Limit for such Plan Year. Notwithstanding any other provisions of this Plan, no Section 401(k) Member may elect to reduce his Compensation pursuant to Section 3.1.1 for a Plan Year by an amount in excess of the Elective Deferral Limit, nor shall any such excess be contributed to the Plan as Elective Contributions or allocated to a Section 401(k) Member’s Elective Account. If the Elective Deferral Limit is exceeded for a Member for a Plan Year, the excess Elective Contributions (adjusted for income or loss allocable thereto for such Plan Year in accordance with applicable regulations) may be distributed no later than April 15 of the following Plan Year in the sole discretion of the Administrator. The amount to be distributed for a Plan Year shall be reduced by the amount of Elective Contributions previously distributed by the Plan on or after the beginning of such Plan Year in order to comply with the limitations of Section 3.3 (including the Aggregate Limit). If the Member’s Elective Account is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds. In order to receive such excess Elective Contributions, the Member must deliver a written claim to the Administrator by March 1 of the Plan Year of distribution. Such claim must include (i) a statement that the Member’s Elective Deferral Limit will be exceeded unless the excess Elective Contributions are distributed and (ii) an agreement to forfeit Matching Contributions made with respect to such excess Elective Contributions and allocated to his Matching Account (if any). Matching Contributions forfeited pursuant to this Section 3.1.6 shall be applied to reduce contributions by the Employer hereunder. If the "elective deferrals" (as defined in section 402(g)(3) of the Code) made by a Member during his tax year (which is presumed to be the calendar year) under this Plan and any other plans or agreements maintained by an Employer or Controlled Group Affiliate shall exceed the Elective Deferral Limit, the Administrator may deem such a claim to have been delivered by the Member.

  3.2 Matching Contributions.

  3.2.1 Amount. The Employer shall make Matching Contributions to the Plan with respect to each calendar month for which a Section 401(k) Member has a Contribution Agreement in effect, in an amount equal to 50% of such Section 401(k) Member’s Elective Contributions for each payroll period ending in such month (but excluding any such Elective Contributions in excess of 6% of the Section 401(k) Member’s Compensation for that payroll period). The amount of Matching Contributions otherwise required to be made by an Employer for any month shall be reduced by the amount of any available forfeitures under Section 4.4 (or Section 3.4.2).

  3.2.2 Payment. Matching Contributions for a month shall be paid in cash to the Trustee during or as soon as reasonably practicable after the end of such month.

  3.2.3 Matching Contributions Only for Permissible Elective Contributions. No Matching Contributions shall be made with respect to amounts distributable pursuant to Section 3.3.3 or 3.3.4, or Elective Contributions in excess of the Elective Deferral Limit as described in Section 3.1.6. Any amounts paid into the Fund with the intention that they constitute Matching Contributions with respect to such amounts shall be retained in the Fund and applied to meet the obligation of the Employer to make contributions under this Article III.

  3.3 Section 401(k) Limit on Elective Contributions.

  3.3.1 In General. Notwithstanding anything in this Plan to the contrary, effective January 1, 1997, Elective Contributions for any Plan Year for a Section 401(k) Member who is a Highly Compensated Employee for that Plan Year shall be reduced if and to the extent deemed necessary or advisable by the Administrator in order that the "average deferral percentage" (as defined in Section 3.3.2) for Section 401(k) Members who are Highly Compensated Employees for that Plan Year shall not exceed the percentage determined in the following schedule, based on the average deferral percentage for the Applicable Plan Year for all Section 401(k) Members who are not Highly Compensated Employees for such Applicable Plan Year:

Column 1	Column 2
Average Deferral Percentage for Section 401(k) Members Who Are Not Highly Compensated Employees for the Applicable Plan Year Less than 2% 2% - 8% More than 8%	Average Deferral Percentage for Section 401(k) Members Who Are Highly Compensated Employees for the Plan Year Two (2) times the percentage in Column 1

  The percentage in Column 1, plus 2%

  One and one-quarter (1-1/4) times the percentage in Column 1

  The status of an individual as a non-Highly Compensated Employee for an Applicable Plan Year shall be determined based on the definition of Highly Compensated Employee in effect for such Applicable Plan Year. In the event that both the average deferral percentage and the "contribution percentage" (as defined in Section 3.4.2) for Section 401(k) Members who are Highly Compensated Employees for the Plan Year are more than one and one-quarter (1-1/4) times the corresponding percentage for Section 401(k) Members who are not Highly Compensated Employees for the Applicable Plan Year, the Elective Contributions for Section 401(k) Members who are Highly Compensated Employees for the Plan Year shall be further reduced in the manner described in Section 3.3.4 in order that the sum of the average deferral percentage plus the contribution percentage for Section 401(k) Members who are Highly Compensated Employees does not exceed the "aggregate limit" (as defined in Section 3.5.3) for the Plan Year.

  3.3.2 Determination of Average Deferral Percentages. Notwithstanding anything in this Plan to the contrary, effective January 1, 1997, for purposes of this Section 3.3, the average deferral percentage for any group of individuals for a Plan Year (including an Applicable Plan Year) means the average of the individual ratios, for each person in such group, of (i) his share of Elective Contributions for the Plan Year to (ii) his Total Earnings for such Plan Year. The individual ratios, and the average deferral percentage for any group of individuals, shall be calculated to the nearest one-hundredth of one percent (0.01%). For purposes of calculating the average deferral percentage, Qualified Nonelective Contributions under Section 3.5.5 may be taken into account as Elective Contributions if the conditions of the applicable regulations under section 401(k) of the Code (which are set forth in Treas. Reg. Section 1.401(k)-1(b)(5)) and other applicable guidance (including IRS Notice 98-1 and corresponding successor guidance) are met. The Administrator shall determine, during and as of the end of each Plan Year, the average deferral percentages relevant for purposes of this Section 3.3, based on Members’ Contribution Agreements and projected Total Earnings then in effect for Section 401(k) Members. If, based on such determination, the Administrator concludes that a reduction in the Elective Contributions made for any Section 401(k) Member is necessary or advisable in order to comply with the limitations of this Section 3.3, he shall so notify each affected Section 401(k) Member and his Employer of the reduction he deems necessary or desirable for this purpose. In such event, the allowable Elective Contributions under Section 3.1.1 shall be reduced in accordance with the direction of the Administrator, and the Contribution Agreement of each Section 401(k) Member affected by such determination shall be modified accordingly. Any such reduction may apply either to all Section 401(k) Members, only to Section 401(k) Members who are Highly Compensated Employees, or to any other group as the Administrator shall determine, in such manner as the Administrator shall determine.

  3.3.3 Treatment of Excess Contributions. Notwithstanding anything in this Plan to the contrary, effective January 1, 1997, for purposes of this Section 3.3, the amount of "excess contributions" for Highly Compensated Employees means, with respect to any Plan Year, the excess of (a) the aggregate amount of Elective Contributions actually paid into the Plan on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of Elective Contributions permitted for such Plan Year under the limitations set forth in Section 3.3.1, determined by reducing the amount of Elective Contributions to be permitted on behalf of Highly Compensated Employees in the order of their individual ratios (as determined under Section 3.3.2) beginning with the highest of such ratios. The amount of excess contributions for any Highly Compensated Employee for any Plan Year shall be distributed in cash to such Highly Compensated Employee on the basis of the respective amounts of Elective Contributions (and amounts taken into account as Elective Contributions) made on his behalf, reducing the largest amounts of Elective Contributions first, and successively to the extent necessary until the entire amount of such Excess Contributions is distributed. Such distribution shall be made no later than March 15 of the following Plan Year if possible, and in any event no later than the close of such following Plan Year. If such Member’s Account is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds. The amount thus distributed shall be adjusted for income or loss attributable thereto for the Plan Year for which such amount was paid into the Plan, in accordance with applicable regulations.

  3.3.4 Adjustment for Aggregate Limit. If, after the correction of excess contributions (if any) pursuant to Section 3.3.3 and of excess Matching Contributions pursuant to Section 3.4.3, both the average deferral percentage and the contribution percentage for Section 401(k) Members who are Highly Compensated Employees for the Plan Year are more than one and one-quarter (1-1/4) times the corresponding percentage for Section 401(k) Members who are not Highly Compensated Employees for the Applicable Plan Year, the Elective Contributions for Section 401(k) Members who are Highly Compensated Employees shall be reduced in the manner described in Section 3.3.3 to the extent necessary to cause the sum of such percentages for Section 401(k) Members who are Highly Compensated Employees not to exceed the aggregate limit set forth in Section 3.5.3. The amount of any such reduction in Elective Contributions shall be adjusted in accordance with regulations for income or loss attributable thereto for the Plan Year for which such amount was paid into the Plan, and shall be distributed within the period and in the manner set forth in Section 3.3.3.

  3.3.5 Adjustment of Contributions Based on Limit on Annual Additions. Notwithstanding any of the foregoing provisions to the contrary, a Member may, at such time and in such manner as the Administrator may prescribe, suspend or change the amount of reduction in Compensation provided for under any applicable Contribution Agreement in order to avoid an allocation of contributions to his Account which would violate the limitations of this Section 3.3, Section 3.4 or Article VI.

  3.4 Section 401(m) Limit on Matching Contributions.

  3.4.1 In General. Notwithstanding anything in this Plan to the contrary, effective January 1, 1997, Matching Contributions for any Plan Year for a Section 401(k) Member who is a Highly Compensated Employee for that Plan Year shall be reduced if and to the extent deemed necessary or advisable by the Administrator in order that the "contribution percentage" for Section 401(k) Members who are Highly Compensated Employees for that Plan Year shall not exceed the percentage determined in the following schedule, based on the "contribution percentage" for the Applicable Plan Year for all Section 401(k) Members who are not Highly Compensated Employees for the Plan Year:

Column 1	Column 2
Contribution Percentage for Section 401(k) Members Who Are Not Highly Compensated Employees for the Applicable Plan Year Less than 2% 2% - 8% More than 8%

  Contribution Percentage for Section 401(k) Members Who Are Highly Compensated Employees for the Plan Year

  Two (2) times the percentage in Column 1

  The percentage in Column 1, plus 2%

  One and one-quarter(1-1/4) times the percentage in Column 1

  In determining the permitted Contribution Percentage for Highly Compensated Employees for Plan Years beginning on or after December 31, 1996, the Applicable Plan Year for non-Highly Compensated Employees shall be the same as determined under Section 3.3.1. The status of an individual as a non-Highly Compensated Employee for an Applicable Plan Year shall be determined based on the definition of Highly Compensated Employee in effect for such Applicable Plan Year.

  3.4.2 Determination of Contribution Percentages. Notwithstanding anything in this Plan to the contrary, effective January 1, 1997, for purposes of this Section 3.4, the "contribution percentage" for any group of individuals means the average of the individual ratios, for each person in such group, of (a) his share of Matching Contributions for the Plan Year or Applicable Plan Year to (b) his Total Earnings for the Plan Year or Applicable Plan Year. The individual ratios, and the "contribution percentage" for any group of individuals, shall be calculated to the nearest one-hundredth of one percent (0.01%). For purposes of calculating the contribution percentage, Qualified Nonelective Contributions under Section 3.5.5 and Elective Contributions under Section 3.1.1 may be taken into account as Matching Contributions if the conditions of the applicable regulations under section 401(m)(3) of the Code (which are set forth in Treas. Reg. Section  1.401(m)-1(b)(5) and other applicable guidance (including IRS Notice 98-1 and corresponding successor guidance) are met, to the extent such contributions are not taken into account for purposes of the average deferral percentage test pursuant to Section 3.3.2. If, based on a review of Contribution Agreements and projected Total Earnings similar to those described in Section 3.3.2, the Administrator shall conclude that a reduction in the Matching Contributions made for any Member is necessary or advisable in order to comply with the limitations of this Section 3.4 for any Plan Year, the amount of such contributions shall be reduced in accordance with the direction of the Administrator. Without limiting the generality of the foregoing, any such reduction may be made applicable to all Section 401(k) Members, only to Section 401(k) Members who are Highly Compensated Employees, or to any other group as the Administrator shall determine, and in such manner as the Administrator shall determine.

  3.4.3 Treatment of Excess Matching Contributions. Notwithstanding anything in this Plan to the contrary, effective January 1, 1997, for purposes of this Section 3.4, the amount of "excess Matching Contributions" for any Highly Compensated Employees means, with respect to any Plan Year, the excess of (a) the total aggregate amount of Matching Contributions actually paid into the Plan on behalf of Highly Compensated Employees for such Plan Year, over (b) the maximum amount of Matching Contributions permitted for such Plan Year under the limitations set forth in Section 3.4.2, determined by reducing the amount of Matching Contributions permitted on behalf of the Highly Compensated Employee in the order of their individual ratios (as determined under Section 3.4.2) beginning with the highest such ratio. The aggregate amount of excess Matching Contributions so determined for any Plan Year shall be attributed to Highly Compensated Employees on the basis of the respective amounts of Matching Contributions made on their behalf, reducing the largest amounts of Matching Contributions first, and successively to the extent necessary until the entire amount of such excess Matching Contributions is allocated. The amount so attributed to a Highly Compensated Employee shall be forfeited if not vested and the amounts so forfeited shall be applied to reduce contributions by the Employer hereunder. Any excess Matching Contributions not so forfeited shall be paid to the Member. Such payment shall be made in cash no later than March 15 of the following Plan Year if possible, and in any event no later than the close of the following Plan Year. Any amount so distributed shall be adjusted in accordance with applicable regulations for income or loss allocable thereto in respect of the Plan Year in which such excess matching contributions occurred. If the Account from which such a distribution is to be made is invested in more than one Investment Fund, such distribution shall be made pro rata, to the extent practicable, from all such Investment Funds.

  3.4.4 Income on Excess Matching Contributions. The amount of excess Matching Contributions distributed or forfeited pursuant to Section 3.4.3 shall be adjusted for income or loss attributable thereto for the Plan Year for which such excess was paid into the Plan, in accordance with applicable regulations. If any Account from which a distribution or forfeiture is to be made pursuant to this Section 3.4 is invested in more than one Investment Fund, such distribution or forfeiture shall be made pro rata, to the extent practicable, from all such Investment Funds.

  3.5 Special Rules.

  3.5.1 Multiple Arrangements for Highly Compensated Employees Combined. If more than one plan providing a cash or deferred arrangement, or for matching contributions, or employee contributions (within the meaning of sections 401(k) and 401(m) of the Code) is maintained by the Employer or an Affiliate, the individual ratios of any Highly Compensated Employee who participates in more than one such plan or arrangement shall, for purposes of determining the "average deferral percentage" (as defined in Section 3.3.2) and "contribution percentage" (as defined in Section 3.4.2) for all such arrangements, be determined as if all such arrangements were a single plan or arrangement.

  3.5.2 Aggregation of Plans. In the event that this Plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, then this Article III shall be applied by determining the "average deferral percentage" and "contribution percentage" of Members as if all such plans were a single plan. Plans may be aggregated under this Section 3.5.2 only if they have the same plan year.

  3.5.3 Aggregate Limit. For purposes of this Article III, the "aggregate limit" for any Plan Year shall mean a percentage equal to the greater of the sum described in Section 3.5.3.1 or 3.5.3.2:

  3.5.3.1 The sum of:

  (a) 125 percent of the greater of (1) the average deferral percentage (as defined in Section 3.3.2) for the Applicable Plan Year for Section 401(k) Members who are not Highly Compensated Employees for such Plan Year, or (2) the contribution percentage (as defined in Section 3.4.2) for such year of such Section 401(k) Members, and

  (b) two percent plus the lesser of (a)(1) or (2) above, provided that this amount shall not exceed 200 percent of the lesser of (a)(1) or (2) above; or

  3.5.3.2 The sum of:

  (a) 125 percent of the lesser of (1) the average deferral percentage (as defined in Section 3.3.2) for the Applicable Plan Year for Section 401(k) Members who are not Highly Compensated Employees for the Plan Year or (2) the contribution percentage (as defined in Section 3.4.2) for such year of such Section 401(k) Members, and

  (c) two percent plus the greater of (a)(1) or (2) above, provided that this amount shall exceed 200 percent of the greater of (a)(1) or (2) above.

  The aggregate limit shall be calculated to the nearest one-hundredth of one percent (0.01%). The Aggregate Limit shall not apply to reduce allocations otherwise permissible for a Plan Year unless the Average Deferral Percentage and the Contribution Percentage for Section 401(k) Members who are Highly Compensated Employees for the Plan Year each exceed 125% of the corresponding percentages determined for Section 401(k) Members who are not Highly Compensated Employees for the Applicable Plan Year.

  3.5.4 Status as Section 401(k) Member. For purposes of Sections 3.3, 3.4 and 3.5.3, an individual shall be treated as a Section 401(k) Member for a Plan Year if he so qualifies for any part of the Plan Year, and whether or not his right to share in Elective Contributions has been suspended under Section 3.1.5. Notwithstanding the foregoing, in applying such Sections in Plan Years beginning on or after January 1, 1999, an individual shall not be treated as a Section 401(k) Member for an Applicable Plan Year during which he is not a Highly Compensated Employee except for periods after he has met the minimum age and service requirements of section 410(a)(1)(A) of the Code, if (a) the Administrator elects to exclude all employees who have not met such minimum age and service requirements in accordance with section 410(b)(4)(B) of the Code, and (b) the Plan complies with Section 410(b) of the Code on that basis.

  3.5.5 Qualified Nonelective Contributions. For each Plan Year that the Plan is in effect, each Employer may contribute to the Fund, in cash, such additional amounts (if any) as the board of directors of the Employer shall, in its sole discretion, determine to be necessary or desirable in order to meet the requirements of Sections 3.3 and 3.4 for such Plan Year and/or for the following Plan Year. Such additional contributions shall be made at such time as shall be necessary, pursuant to IRS Notice 98-1 (and corresponding successor guidance), to comply with the provisions of Article VI and to meet the requirements of Sections 3.4 and 3.5 for each Applicable Plan Year. The board of directors of the Employer shall designate any such amounts as "qualified nonelective contributions" (within the meaning of section 401(m)(4)(C) of the Code) and shall determine the group of Members eligible to share in such qualified nonelective contributions, the method of apportionment under which such eligible Members shall share in such contributions and the Accounts under the Plan in which such contributions, together with the Investment Adjustments attributable thereto, shall be maintained. Anything in this Plan to the contrary notwithstanding, each Member shall at all times have a fully vested and nonforfeitable right to 100% of the amounts in his Accounts attributable to qualified nonelective contributions at all times, and such contributions shall be treated as Elective Contributions for purposes of determining whether they may be distributed under the Plan except as otherwise provided in Section 7.2.3. At the direction of the Committee, Qualified Nonelective Contributions may be used to satisfy the Average Deferral Percentage test under Section 3.3.2 if applicable regulations under section 401(k) of the Code (which are set forth in Treas. Reg. Section  1.401(k)-1(b)(5)) and other applicable guidance are met, or the Contribution Percentage test under Section 3.4.2 if applicable regulations under section 401(m)(3) of the Code (which are set forth in Treas. Reg. Section 1.401(m)-1(b)(5)) and other applicable guidance are met.

  3.6 Rollovers. Effective February 21, 1992, notwithstanding any other provision of the Plan, the Administrator may, in his sole discretion, authorize an Eligible Employee to make a contribution under the Plan ("Rollover Contribution") which qualifies as an "eligible rollover distribution" under section 402(c)(4), a "rollover amount" under section 403(a)(4) or a "rollover contribution" under section 408(d)(3) of the Code. The Administrator shall exercise such discretion in a manner that does not discriminate in favor of Highly Compensated Employees. All Rollover Contributions shall be received and held in the Fund, and shall be credited to the Eligible Employee’s Rollover Account as of such date as the Administrator shall specify. At the time a Rollover Contribution is made, the Eligible Employee shall designate (in a manner consistent with Section 5.3) how that Rollover Contribution is to be allocated among the Investment Funds, without regard to the manner in which his other Accounts (if any) are invested; thereafter, reallocation of Account balances (including the Rollover Account) may be made only in accordance with the provisions of Section 5.3. An Eligible Employee who makes a Rollover Contribution shall be deemed a Member solely with respect to his Rollover Account until he otherwise becomes a Member in accordance with Section 2.1.

  3.7 Maximum Limit on Allocation. If the allocations to a Member’s Accounts otherwise required under this Plan for any Plan Year would cause the limitations of Article VI to be exceeded for that Plan Year, contributions (and forfeitures in lieu thereof) under this Article III shall be reduced to the extent necessary in order to comply with the limitations of Article VI, with such reductions to be made first to Elective Contributions which do not relate to Matching Contributions (i.e., Elective Contributions for any payroll period in excess of 6% of the Member’s Compensation for such payroll period), and then to the Member’s remaining Elective Contributions and Matching Contributions relating thereto.

  3.8 Form of Payment. Elective and Matching Contributions shall be made in cash.

  3.9 Contributions May Not Exceed Amount Deductible. In no event shall contributions under this Article III for any taxable year exceed the maximum amount (including amounts carried forward) deductible for that taxable year under section 404(a)(3) of the Code.

  3.10 Contributions Conditioned on Deductibility and Plan Qualification. Notwithstanding any other provision of the Plan, each contribution by an Employer under this Article III is conditioned on the deductibility of such contribution under section 404 of the Code for the taxable year for which contributed, and on the initial qualification of the Plan under section 401(a) of the Code.

  3.11 Expenses. Except to the extent paid by an Employer, the expenses of the administration of the Plan shall be deemed to be expenses of the Fund and shall be paid therefrom.

  3.12 No Employee Contributions. Other than as provided in Section 3.6, Members shall not be eligible to make contributions under the Plan. (Elective and Matching Contributions, and qualified nonelective contributions made pursuant to Section 3.5.6, are to be treated solely as contributions made by the contributing Employer, and are not to be treated for any purpose as contributions made by a Member.)

  3.13 Profits Not Required. Each Employer shall, notwithstanding any other provision of the Plan, make all contributions to the Plan without regard to current or accumulated earnings and profits. Notwithstanding the foregoing, the Plan shall be designated to qualify as a profit-sharing plan for purposes of sections 401(a), 402, 404, 412 and 417 of the Code.

  3.14 Contributions for Military Service. Effective December 12, 1994, notwithstanding any provisions of this Plan to the contrary, contributions and service credit shall be made with respect to a period in which an individual would have been an Eligible Participant but for his Military Service (as defined in Section 1.26.3 hereof) to the extent required by Chapter 43 of Title 38 of the United States Code (USERRA). The amount of any such Elective Contributions and of Matching Contributions in respect thereof shall be based upon such individual’s election made following his return to employment with the Employer following such Military Service (and within the time during which he had reemployment rights) in accordance with procedures established by the Administrator; provided that no such Elective Contributions may exceed the amount the individual would have been permitted to elect to contribute had the individual remained continuously employed by the Employer throughout the period of such Military Service (and Matching Contributions shall be limited accordingly). Such contributions shall be taken into account as Annual Additions for purposes of Section 3.3.5 and Article VI in the Limitation Year to which they relate, and for purposes of applying the elective deferral limit set forth in Section 3.1.6 in the calendar year to which they relate, rather than in the Limitation Year or calendar year in which made, and shall be disregarded for purposes of applying the limits described in Sections 3.3, 3.4, and 3.5.3. Any such contribution shall be made no later than five years from the date of such return to employment or, if less, a period equal to three times the period of such Military Service.

  Article IV
  Vesting

  4.1 Elective Account and Prior Plan Account. A Member’s interest in his Elective Account, Prior Plan Account and Rollover Account shall have a Vested Percentage of 100% and be nonforfeitable at all times.

  4.2 Matching Account.

  4.2.1 Vesting Schedule. Upon a Member’s Termination of Employment for a reason other than death, retirement at or after his Normal Retirement Date, or Disability, he shall be entitled to receive the Vested Percentage of the balance in his Matching Account, determined on the basis of the Member’s Years of Service, as follows:

  Years of Service                            Vested Percentage

  5 or more                                              100%

  less than 5                                               0%

  A Member who had a vested or partially vested account under Part III of the Arrow Electronics ESOP and Capital Accumulation Plan on January 1, 1984 shall have a Vested Percentage of 100%, without regard to his actual Years of Service.

  4.2.2 Earlier Vesting. Notwithstanding any other provision hereof, a Member’s interest in his Matching Account shall have a Vested Percentage of 100% and be nonforfeitable: (a) on the date of his Termination of Employment by reason of death or Disability; (b) upon his attainment of his Normal Retirement Date (or any higher age) while employed by an Employer or an Affiliate; (c) when and if this Plan shall at any time be terminated for any reason; (d) upon the complete discontinuance of contributions by all Employers hereunder; or (e) upon partial termination of this Plan (within the meaning of section 411(d)(3) of the Code) if such Member is a Member affected by such partial termination.

  4.3 Forfeitures. The non-vested portion of a terminated Member’s Matching Account shall be forfeited on the last day of the Plan Year coincident with or next following the date of his Termination of Employment, unless he is reemployed prior to the last day of such Plan Year. If he has been so reemployed, no portion of his Matching Account shall be forfeited on such day. All forfeitures shall be applied to reduce Employer contributions.

  4.4 Reemployment. If a Member is reemployed by an Employer or Affiliate following a forfeiture as described in Section 4.3, the forfeited balance in his Accounts shall be restored unless such forfeited balance has been irrevocably forfeited pursuant to Section 4.5. In the event of such restoration:

  4.4.1 If no portion of his Accounts has been distributed to him, he shall resume his place on the vesting schedule set forth in Section 4.2.

  4.4.2 If the Member has received a distribution of the vested portion of his Matching Account, the Vested Percentage of the restored portion of such Account (or the portion retained if the Member is reemployed after distribution and before forfeiture) shall be expressed by the formula:

  P(A + D) - D

  where P is the Member’s Vested Percentage in such Matching Account determined according to the provisions of Section 4.2 without regard to this sentence; A is the amount of the restored (or retained) balance; and D is the amount of the distribution previously made to him.

  4.4.3 The restoration of a portion of a Member’s Matching Account shall be made from forfeitures occurring at the end of the Plan Year that such forfeiture occurs, and, if necessary, by a special Employer contribution made for that purpose.

  4.4.4 Notwithstanding anything else in this Section 4.4.4, the non-vested balance of a Member’s Matching Account that has been irrevocably forfeited pursuant to Section 4.5 shall not be restored.

  4.5 Irrevocable Forfeitures. The unvested portion of a Member’s Matching Account shall be irrevocably forfeited if he incurs five consecutive One-Year Breaks in Service.

  Article V
  Accounts and Designation of Investment Funds

  5.1 Investment of Account Balances. The Administrator shall direct the Trustee to divide the Fund into three or more Investment Funds, which shall have such investment objectives and characteristics as the Administrator shall determine and in which a Member’s Account shall be invested according to the Member’s instructions pursuant to Sections 5.2 through 5.4. Notwithstanding its stated primary investment objectives, any Investment Fund may make or retain investments of such nature, or such cash balances, as may be necessary or appropriate in order to effect distributions or to meet other administrative requirements of the Plan.

  5.2 Designation of Investment Funds for Future Contributions. A Member may designate the percentage of his share of future contributions which is to be allocated to each Investment Fund. The Administrator shall from time to time determine the minimum percentage, and the multiples thereof, that may be invested in any Investment Fund. Such designation shall be given on the Appropriate Form at such time as the Administrator shall prescribe, and the Member shall have the opportunity to obtain written confirmation of each such designation. In the event that a Member fails to make such a designation, all contributions for such Member shall be invested in the Investment Fund having the greatest expected stability of principal. Any designation under this Section 5.2 shall be effective as of the first date for which it can be given effect under the procedures established by the Administrator, and continue in effect until changed by the filing of a new designation under this Section 5.2. The Administrator may set a limit on the number of such changes that may be made by a Member in any 12-month period.

  5.3 Designation of Investment Funds for Existing Account Balances. A Member may, by giving notice to the Administrator on the Appropriate Form during such period as the Administrator shall prescribe, designate the percentage of the then existing balance of his Accounts which shall be invested in each Investment Fund. The Administrator may from time to time determine the minimum percentage, and the multiples thereof, that may be invested in any Investment Fund, and may limit transfers among Investment Funds if and to the extent necessary to meet the requirements of any "stable value" or similar Fund that may require such a limitation. Any designation under this Section 5.3 shall be effective as of the first date for which it can be given effect under the procedures established by the Administrator. A Member shall have the opportunity to obtain written confirmation of each such designation. Following a Member’s death and pending distribution in respect of his Accounts, his Beneficiary shall have the rights provided under this Section 5.3 with respect to the portion of the Accounts from which such Beneficiary will receive a distribution.

  5.4 Valuation of Investment Funds. As of each Valuation Date, the Administrator shall determine the net fair market value of the assets of each Investment Fund, and based on such valuation shall proportionately adjust each of a Member’s Accounts to reflect its allocable Investment Adjustment; provided, however, that no Account shall share in such allocation after the Valuation Date established for distribution thereof. A Member’s interest in each Investment Fund shall be reduced by the amount of distributions or withdrawals therefrom (including transfers to any other Investment Fund) and by any charges thereto as of such preceding Valuation Date pursuant to Section 7.4 (relating to loans and withdrawals) and shall be increased by the amount of any transfers thereto from any other Investment Fund, in such manner as the Administrator may deem appropriate.

  5.5 Correction of Error. The Administrator may adjust the Accounts of any or all Members or Beneficiaries in order to correct errors or rectify omissions, including, without limitation, any allocation to a Member’s Elective Account made in excess of the Elective Deferral Limit, in such manner as he believes will best result in the equitable and nondiscriminatory administration of the Plan.

  5.6 Allocation Shall Not Vest Title. The fact that allocation is made and amounts credited to a Member’s Account shall not vest in such Member any right, title or interest in and to any assets except at the time or times and upon the terms and conditions expressly set forth in this Plan, nor shall the Trustee be required to segregate physically the assets of the Fund by reason thereof.

  5.7 Statement of Accounts. The Administrator shall distribute to each Member a statement showing his interest in the Fund at least once during each twelve-month period.

  5.8 Daily Valuation. The Plan shall use a daily valuation system, which generally shall mean that Accounts will be updated each Valuation Date to reflect activity for that day, such as new contributions received by the Trustee, withdrawals or other distributions, changes in the Member’s investment elections, and changes in the value of the Investment Funds under the Plan. Such daily valuation shall be dependent upon the Plan’s recordkeeper, which may be a mutual fund sponsor, receiving complete and accurate information from a variety of different sources on a timely basis. It is understood that events may occur that cause a delay or interruption in that process, affecting a single Member or a group of Members, and there shall be no guarantee by the Plan that any given transaction will be processed on a particular anticipated day. In the event of any such delay or interruption, any affected transaction will be processed as soon as administratively feasible and no attempt will be made to reconstruct events as they would have occurred absent the delay or interruption, regardless of the cause, unless the Administrator in its sole discretion directs the Plan’s recordkeeper to do so.

  Article VI
  Limitation on Maximum Contributions and Benefits Under all Plans

  6.1 Definitions.

  6.1.1 Annual Addition. For purposes of this Article VI, "Annual Addition" means the sum for any Plan Year of (a) employer contributions to a plan (or portion thereof) subject to section 415(c) of the Code maintained by an Employer or an Affiliate, (b) forfeitures under all such plans (or portions thereof), if any, credited to employee accounts, (c) employee contributions under all such plans (or portions thereof), and (d) amounts described in section 419A(d)(2) of the Code (relating to post-retirement medical benefits of key employees) or allocated to a pension plan individual medical account described in section 415(l) of the Code to the extent includible for purposes of section 415(c)(2) of the Code. The employee contributions described in clause (c) shall be determined without regard to (i) any rollover contributions, (ii) any repayments of loans, or (iii) any prior distributions repaid upon the exercise of buy-back rights. Employer and employee contributions taken into account as Annual Additions shall include "excess contributions" as defined in section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in section 401(m)(6)(B) of the Code, and "excess deferrals" as described in section 402(g) of the Code (to the extent such excess deferrals are not distributed to the employee before the April 15 following the taxable year of the employee in which such deferrals were made), regardless of whether such amounts are distributed or forfeited. The Annual Additions for any Plan Year beginning before January 1, 1987 shall be determined under the Plan as then in effect and shall not be recomputed to treat all employee contributions as Annual Additions.

  6.1.2 Earnings. For purposes of this Article VI, "Earnings" for any Plan Year means gross cash compensation actually paid or made available by all Employers and Affiliates, determined for Limitation Years (as defined in Section 6.5) beginning on or after January 1, 1998 before giving effect to any Elective Contributions under this Plan (or similar contributions under any other cash or deferred arrangement within the meaning of section 401(k) of the Code) or to any salary reduction arrangement under any cafeteria plan (within the meaning of section 125 of the Code) or, effective January 1, 2001, for purposes of receiving qualified transportation fringe benefits (as described in section 132(f)(4) of the Code).

  6.2 Limitation on Annual Additions. Subject to Section 6.6, the aggregate Annual Additions to this Plan and all other defined contribution plans (including all plans or portions thereof subject to section 415(c) of the Code) maintained by all Employers and Affiliates for any Plan Year shall not exceed the lesser of (a) $30,000 as adjusted pursuant to section 415(d) of the Code, or (b) 25 percent of the Member’s Earnings for such year.

  6.3 Coverage by Defined Benefit Plan. For Limitation Years beginning before January 1, 2000, if a Member has at any time been covered by a defined benefit plan maintained by an Employer or an Affiliate, the limitations set forth in this Article VI shall be further reduced if and to the extent necessary to comply with section 415(e) of the Code.

  6.4 Application. If the allocations to a Member’s Accounts otherwise required under this Plan for any Plan Year would cause the limitations of this Article VI to be exceeded for that Plan Year, contributions otherwise required with respect to such Member under Article III shall be reduced to the extent necessary to comply with those limitations, as provided in Section 3.7. If such reduction is not effected in time to prevent such allocations for any Limitation Year (as defined in Section 6.5) from exceeding such limitations, such excess shall be used to reduce contributions for such Member in the next Limitation Year and each succeeding Limitation Year if necessary; provided, that if the Member is not covered by the Plan at the end of the current Limitation Year, the portion exceeding the limitation of this Article VI shall be held unallocated in a suspense account for such Limitation Year and shall be allocated and reallocated to the Accounts of all Members in the next Limitation Year before any other Annual Additions are allocated to the accounts of such Members. The suspense account will reduce future contributions for all remaining Members in the next Limitation Year, and each succeeding Limitation Year if necessary. If a suspense account is in existence at any time during the Limitation Year pursuant to this Section 6.4, it will participate in the allocation of the Fund’s investment gains and losses. In the event of a termination of the Plan, unallocated amounts held in such suspense account shall be allocated to the extent possible under this Article VI for the Limitation Year of termination. Any amount remaining in such suspense account upon termination of the Plan shall then be returned to the Employer, notwithstanding any other provision of the Plan or Trust Agreement. Reductions in benefits under this Article VI arising by reason of a Member’s participation in multiple plans shall be effected as follows: (a) benefits and Annual Additions under continuing plans shall be reduced before benefits under any terminated plan, and (b) benefits and Annual Additions under continuing plans shall be reduced in the reverse order in which benefits or Annual Additions would otherwise accrue, except as any such plan may otherwise expressly provide.

  6.5 Limitation Year. All determinations under this Article VI shall be made by reference to the Plan Year.

  6.6 Correlation with Higher ESOP Limit. For any Plan Year in which some part of the Annual Addition for an employee is attributable to ESOP Contributions, the limitations of Section 6.2 shall be applied taking into account the special rule in section 415(c)(6) of the Code.

  Article VII
  Distributions, Withdrawals and Loans

  7.1 Distribution on Termination of Employment. When a Member’s employment terminates for any reason, the Vested Percentage of the balance of his Accounts, as adjusted as of the Valuation Date coincident with or next following the date his Termination of Employment is reported to the Administrator, shall be distributed to him or, if distribution is being made by reason of death (or after his death following Termination of Employment), to his Beneficiary. Such distribution shall be made in accordance with the provisions of Article VIII. Any portion of a Member’s Accounts not so distributable shall be treated as provided in Section 4.3.

  7.2 Withdrawals during Employment.

  7.2.1 Rollover Account. Subject to Section 7.11, a Member may elect, no more frequently than once in any twelve-month period nor more than twice in any sixty-month period, to withdraw from the Plan an amount in cash equal to one-half (1/2) of his Rollover Account.

  7.2.2 Matching Account. Subject to Section 7.11, if a Member’s Matching Account has a Vested Percentage of 100%, he may elect, no more frequently than once in any twelve-month period nor more than twice in a sixty-month period, to withdraw from the Plan an amount in cash equal to one-half (1/2) of the balance of such Accounts.

  7.2.3 Elective Account. Except as otherwise specified herein, this Section 7.2.3 shall be effective December 31, 1988. Before attaining age 59-1/2, a Member who is employed by an Employer or Affiliate may, subject to Section 7.11, withdraw so much of his Elective Account as the Administrator shall in a uniform and nondiscriminatory manner determine to be necessary (based on such representations or other information as the Administrator may request in his discretion) to meet any condition of hardship affecting such Member, provided that the Member has already received all other amounts available to him as a loan, or a distribution other than on account of "hardship" as herein defined, under this Plan and all other plans maintained by any Employer or Affiliate. For this purpose, the term "hardship" shall mean any one or more of the following needs:

  (a) Expenses for medical care described in section 213(d) of the Code previously incurred by a Member or a Member’s spouse or dependent (as defined in section 152 of the Code) or expenses necessary in order for such persons to obtain such care, provided that such expenses have not been and will not in the future be covered by insurance;

  (b) Payment of tuition, room and board and related educational fees (but not to include books) for the next 12 months of post-secondary education of a Member or a Member’s spouse, child or dependent (as defined in section 152 of the Code);

  (c) Costs (other than mortgage payments) directly related to the purchase of the principal residence of a Member; or

  (d) An immediate and heavy financial need resulting in an emergency condition in the financial affairs of a Member.

  Effective January 1, 1989, any withdrawals under this Section 7.2.3 shall be limited to the total amount of Elective Contributions made, and investment earnings allocable thereto as of December 31, 1988, which have not previously been withdrawn, and shall exclude any amounts attributable to "qualified nonelective contributions" as defined in Section 3.5.5. The amount withdrawn under this Section 7.2.3 shall not exceed the amount necessary to meet the hardship plus the amount necessary to pay any federal, state or local income taxes or penalties that the Participant reasonably anticipates will result from the withdrawal.

  7.2.4 Elective Account After Age 59-1/2. After attaining age 59-1/2, a Member may elect, no more frequently than once in any twelve-month period nor more than twice in any sixty-month period, to withdraw from the Plan all or any portion of his Elective Account.

  7.2.5 Age 70-1/2 Withdrawal. Effective January 1, 1997, a Member may elect to withdraw the entire balance of his Accounts as of April 1 following the calendar year in which he attains age 70-1/2, and thereafter, but no more than once in any calendar year after the year of the first such withdrawal, to withdraw the entire balance of his Accounts attributable to contributions made since the prior such withdrawal.

  7.2.6 Withdrawal Request. A withdrawal request shall be made by filing the Appropriate Form with the Administrator, which may, in the discretion of the Administrator require that the spouse of the Member, if any, executed a notarized written consent thereto. Effective December 31, 1988, the Appropriate Form in the case of a withdrawal under Section 7.2.3 shall include an agreement by the Member to the suspension of contributions described in Section 3.1.5.1, and to a similar suspension of "elective deferrals" (as defined in section 402(g)(3) of the Code) and of employee contributions under this Plan and all other qualified and nonqualified plans of deferred compensation (excluding mandatory employee contributions under any defined benefit plan), or stock option, stock purchase, or similar plans, of any Employer or Affiliate until the first anniversary of the date of such withdrawal, and to the adjustment described in Section 1.18 of the "elective deferral limit" with respect to the Member for the year following the year of the withdrawal. Each such other plan shall be deemed amended by reason of this provision and the Member’s execution of the Appropriate Form to the extent necessary to give full effect to such agreement.

  7.2.7 Home Purchases with Mortgage. A Member shall be entitled to a hardship withdrawal under Section 7.2.3 if (a) he meets all requirements therefor other than the receipt of all amounts available to him as a loan, (b) the need is for funds to purchase a principal residence of the Member, (c) the obtaining of loans other than the mortgage loan in connection with such purchase would disqualify the Member from obtaining the necessary amount of mortgage loan, and (d) the Member demonstrates to the satisfaction of the Administrator that the amount to be withdrawn for the purpose of such purchase cannot be obtained from other resources that are reasonably available to the Member (including assets of the Member’s spouse that are reasonably available to the Member).

  7.3 Loans during Employment. Upon the application of a Member who has been a Member for at least one full Plan Year, who is a "party in interest" with respect to the Plan (within the meaning of section 3(14) of ERISA), and who has not applied for a loan during the preceding six months, the Administrator or his delegate (in either case, the "Loan Administrator") shall instruct the Trustee to make a loan to such Member from his Accounts provided that such loan meets the requirements of Section 7.4. Notwithstanding the preceding sentence, an Eligible Employee may apply for a loan from his Rollover Account without regard to whether he has become a Member in accordance with Section 2.1 or to the period, if any, for which he has been a Member. The loan request, which shall specify the use to be made of the loan proceeds, shall be made on the Appropriate Form and submitted to the Loan Administrator, together with such application fee as may be required under procedures adopted by the Loan Administrator. The Loan Administrator shall notify such Member in writing within a reasonable time of the approval or denial of such loan request, and such notification shall be final. If a Member obtains a loan under this Section 7.3, his status as a Member in the Plan and his rights with respect to his Plan benefits shall not be affected, except to the extent that the Member has assigned his interest in his Accounts pursuant to the various applicable provisions of Section 7.4, and except as provided in Section 7.11. All loans shall be granted according to rules applicable to all Members on a uniform and nondiscriminatory basis. Effective September 1, 1995, no more than two loans may be outstanding at any time. The Administrator may suspend authorization for future loans to Members, but no such suspension shall affect any loan then outstanding under this Section 7.3.

  7.4 Loan Requirements. A loan pursuant to Section 7.3 shall not be made to a Member unless such loan meets all of the following requirements:

  7.4.1 Amount. Such loan must be in an amount of not less than one thousand dollars ($1,000), and shall not exceed the lowest of (a) fifty thousand dollars ($50,000), (b) one-half of the Vested Percentage of the Member’s Account balances, or (c) such lesser amount as may be determined by the Loan Administrator in the event that the Member’s Accounts are invested (in whole or in part) in an Investment Fund that prohibits the liquidation of investments to fund Member loans. The limitation under clause (a) or (b) above shall be reduced by the outstanding balance (if any) of all other loans to the Member from (i) this Plan, (ii) the Arrow Electronics ESOP and Capital Accumulation Plan or the Arrow Electronics ESOP, as in effect prior to January 1, 1989, (iii) all other "qualified employer plans" (as described in section 72(p)(4) of the Code) which are maintained by the Company or any related employer referred to in section 72(p)(2)(D) of the Code, and (iv) any contract purchased under this Plan or a plan described in the preceding clause (iii) (including any assignment or pledge with respect to such a contract). The fifty thousand dollars ($50,000) in clause (a) above shall be further reduced by the excess, if any, of the highest outstanding loan balance of all loans described in the preceding sentence during the twelve (12) month period preceding the loan, over the outstanding loan balance of all loans described in the preceding sentence. If any outstanding balance of a loan (other than a loan made under Section 7.3) is required to be taken into account under clause (a) or (b) above, the value of the Member’s vested interest under the plan from which such loan was made shall also be taken into account under clause (b) above, but the limitation under clause (b) shall in no event be less than the limit determined by disregarding both loans from other plans and the value of the Member’s vested interest therein.

  7.4.2 Adequate Security. Such loan must be adequately secured. Effective October 18, 1989, no more than one-half of the value of the Member’s fully vested Accounts, including his Loan Account, may be assigned as collateral security. If the Loan Administrator subsequently determines that the loan is no longer adequately secured, additional security may be required.

  7.4.3 Interest. Such loan must bear interest, payable at quarterly intervals (or more frequent intervals, if the Loan Administrator shall so require), at a rate commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The Loan Administrator shall at regular intervals (but not less frequently than quarterly) determine such rate on the basis of a review of pertinent information.

  7.4.4 Repayment Term. Such loan must provide for substantially level amortization (within the meaning of section 72(p)(2)(C) of the Code) with payments made at least quarterly for a period to end no later than the earlier of:

  (a) The expiration of a fixed term not to exceed four and one-half (4-1/2) years, except for a loan used to acquire any dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Member; or

  (b) The date on which distribution of the Member’s Accounts is made or otherwise commences following the Member’s Termination of Employment.

  Notwithstanding the foregoing, loan repayments will be suspended under the Plan as permitted under section 414(u)(4) of the Code. A Member shall have the right to prepay any or all of the principal amount of such loan without penalty.

  7.4.5 Binding Agreement. Such loan must be evidenced by a legally binding agreement, either written or the legal equivalent thereof, containing such terms and provisions as the Loan Administrator shall in its sole discretion determine, which may include, either in all cases or in such cases as the Loan Administrator determines is appropriate, obtaining either (a) a certification or representation from the Member that he is not then legally married, or (b) consent by the Member’s spouse at the time of the making of the loan in a notarized writing executed within the 90-day period before the making of the loan. The Loan Administrator shall be entitled to rely on any such certification or representation with respect to marital status made by a Member in his request for a loan, and the Plan, the Trustee, the Administrator, Employers, and their employees and agents shall be fully protected in respect of any action taken or suffered by them in reliance thereon.

  7.5Loan Expenses. The Loan Administrator may determine to charge any fees, taxes, charges or other expenses (including, without limitation, any asset liquidation charge or similar extraordinary expense) incurred in connection with a loan to the Accounts of the Member obtaining such loan. Such charges shall be imposed on a uniform and nondiscriminatory basis.

  7.6 Funding.

  7.6.1 Funding of Loans. A Member’s loan shall be funded solely by reduction of the Member’s Account balances as of the effective date of the loan. Unless the Member specifies a different order, such reduction shall apply to the Member’s Accounts in the following order: (1) Rollover Account; (2) Matching Account and (3) Elective Account. The loan obligation created pursuant to Section 7.4.5 shall be held by the Trustee in a Loan Fund and allocated solely to the Accounts of the Member who receives the loan. For all purposes hereunder, the value of such loan obligation at any date shall be considered to be the unpaid principal amount of the note plus accrued interest. Interest attributable to such notes shall be held in the Loan Fund until reallocation pursuant to Section 7.7.

  7.6.2 Loan Account. A Loan Account shall be maintained for each Member who has been granted a loan pursuant to Section 7.3, in which shall be entered the amount of such Member’s loan. Such Loan Account shall remain in effect until such Member’s loan has been repaid and the amount in the Loan Fund attributable to his Loan Account transferred to another Investment Fund.

  7.7 Repayment. The total amount of principal and interest payments on a Member’s loan shall be allocated to the Member’s Accounts in proportion to the share of the loan funded from each Account. Unless the Member specifies a different order, such payments shall be applied to restore the Accounts in the following order: (1) Elective Account; (2) Matching Account; and (3) Rollover Account. Payments of principal and interest on a Member’s loan shall be initially deposited in the Loan Fund for allocation to such Member’s Loan Account and shall be reallocated as of the first Valuation Date coincident with or next following such deposit to such other Investment Funds as the Member shall have designated for future contributions pursuant to Section 5.2.

  7.8 Valuation. The value of that portion of a Member’s Accounts to be withdrawn pursuant to Section 7.2 or that portion of a Member’s Accounts to be borrowed pursuant to Section 7.3 shall be determined as of the Valuation Date immediately following the date on which the withdrawal or loan request is received by the Administrator or the Loan Administrator, as the case may be (or, if the Administrator or Loan Administrator shall so direct, any later Valuation Date prior to the distribution of funds).

  7.9 Allocation among Investment Funds. A Member may direct on the Appropriate Form, at such time coincident with or following his loan or withdrawal request as the Administrator or Loan Administrator, as the case may be, may allow, and subject to the Administrator’s or Loan Administrator’s consent, the proportions in which any withdrawal pursuant to Section 7.2 or loan pursuant to Section 7.3 shall be allocated among the Investment Funds; failing such direction or consent, the allocation shall be made pro rata among the Investment Funds in which each Account that is reduced to fund the loan is invested.

  7.10 Disposition of Loan Upon Certain Events. Subject to the provision of Section 7.4.4 authorizing prepayment of a loan, in the event of the retirement, Termination of Employment, Disability, or death of a Member before the Member repays all outstanding loans, the unpaid balance of the loan shall be due and payable. If the loan is not repaid within 60 days following such event, the Trustee shall reduce the value of the Member’s Loan Account by the amount of the Member’s outstanding loan (including accrued interest), and before making a cash distribution to the Member or his Beneficiary.

  7.11 Withdrawals from Plan While Loan is Outstanding. The amount otherwise available for withdrawal from the Plan under Section 7.2 shall be reduced by the amount of any loan outstanding at the time a withdrawal request is made.

  7.12 Compliance with Applicable Law. The Loan Administrator shall take such actions as he may deem appropriate in order to assure full compliance with all applicable laws and regulations relating to Member loans and the granting and repayment thereof.

  7.13 Default. A loan made pursuant to Section 7.3 shall be in default if a scheduled payment of principal or interest is not received by the Loan Administrator within thirty (30) days following the scheduled payment date. Upon such default, the outstanding principal amount and accrued interest of the loan shall become immediately due and payable, and the Loan Administrator may execute upon the Plan’s security interest in the Member’s Accounts to satisfy the debt; provided, however, that the execution shall not occur until such time as the Member’s Account(s) against which execution is proposed could be distributed to the Member consistent with the requirements for qualification of the Plan under section 401(a) of the Code. Furthermore, the Loan Administrator may take any other action he deems appropriate to obtain payment of the outstanding amount of principal and accrued interest, which may include accepting payments of principal and interest that were not made on schedule and permitting the loan to remain outstanding under its original payment schedule. Any costs incurred by the Loan Administrator in collecting, or attempting to collect, amounts in default shall be charged against the Member’s Accounts. If the Loan Administrator is unable to obtain payment of the outstanding principal and accrued interest (or, in his discretion, payment of only the overdue amount of such principal), the Loan Administrator shall take such further action as he deems appropriate to prevent loss to the Plan as a result of the default. Any discretion by the Loan Administrator in this regard shall be exercised in a uniform and nondiscriminatory manner.

  7.14 Conversion of Loan to Hardship Distribution. If a Member fails to make timely repayment of a loan, the Loan Administrator, upon application of the Member, shall recharacterize the loan as a hardship distribution, but only if the loan proceeds were used to meet a need set forth in Section 7.2.3 and provided that the suspension requirements referred to in Section 7.2.6 are satisfied.

  Article VIII
  Payment of Benefits

  8.1 Payment of Benefits.

  8.1.1 In General. The amounts distributable to a Member pursuant to Section 7.1 on Termination of Employment shall be paid in cash in a single sum, except as otherwise provided below. Effective January 1, 2002, if the amount so distributable exceeds $5,000, the Member may, in lieu of a single sum payment, elect to receive distribution either (a) in two or more payments, at such times and in such amounts as he may elect, provided that each such payment other than the last shall be not less than $1,000, or (b) in substantially equal installments over 5, 10, 15 or 20 years, whichever he shall specify in such election. A Participant may prospectively revoke any election described in clause (a) or (b) above and substitute therefor a different election of any of such forms, or an election of a single sum payment, which shall apply to the then remaining balance in his Vested Accounts. Any undistributed balance of a Member’s Accounts shall continue to be adjusted in accordance with Article V until distribution thereof is completed. Distribution shall not be made without the Member’s consent, in writing or its equivalent, prior to the time that distribution is required under Section 8.6 unless the total vested balance of the Member’s Accounts does not exceed $5,000 ($3,500 prior to January 1, 1998), and for distributions prior to March 22, 1999 did not exceed such amount at the time of any prior withdrawal. In the event that a Member is ineligible to, and/or does not elect to receive, distribution in two or more payments or in installments as above provided, and the Administrator determines that the vested balance of the Member’s Accounts does not exceed $5,000, distribution of such vested balance shall be made in a lump sum after (x) the Member has been notified that such a small benefit cashout is to be made and of his right to receive such distribution as a direct rollover, (y) the Member’s election to receive cash or a direct rollover is received or the time for making such election has expired, and (z) the amount so distributable does not rise to more than $5,000 as of the date used to review Account values under the procedures adopted by the Plan recordkeeper. Except as the Member otherwise elects, expressly or by failure to request distribution after receipt of notice advising of the right to so elect, distribution shall in all events commence no later than 60 days after the close of the Plan Year in which occurs the later of his most recent Termination of Employment or his Normal Retirement Date, except to the extent a contribution pursuant to Article III of the Plan which the Member is entitled to share in has not yet been acquired by the Fund.

  8.1.2 Notice Period. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. section 1.411(a)-11(c) provided that: (a) the Administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Member, after receiving the notice, affirmatively elects a distribution.

  8.2 Death Benefits.

  8.1.3 In General. In the event of the death of a Member prior to his Termination of Employment, the balances in his Accounts shall be distributed to his Beneficiary. If the Beneficiary is the Member’s spouse, distribution shall be made within 90 days of the Member’s death if reasonably practicable and otherwise as soon as practicable. If the Member had attained his Normal Retirement Date prior to his death, distribution shall be made not later than 60 days following the close of the Plan Year in which his death occurs.

  8.1.4 Installment Payments on Death. If so elected by the Member or his Beneficiary, payments following a Member’s death may be paid in substantially equal installments over a period of up to five years from the Member’s death. Any amount so distributable shall be held in the Member’s Accounts, invested pursuant to the provisions of Section 5.4, and adjusted as provided in Section 5.5 until distribution is completed.

  8.3 Non-Alienation of Benefits. Except as otherwise required by a "qualified domestic relations order" (as defined in section 414(p) of the Code), or by other applicable law recognized as a permitted exception to this provision by section 401(a)(13) of the Code and regulations thereunder, no benefit, interest, or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid nor shall any such benefit, interest, or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, interest, or payment or be subject to attachment, garnishment, levy, execution or other legal or equitable process.

  8.4 Doubt as to Right to Payment. In the event that at any time any doubt exists as to the right of any person to any payment hereunder or the amount or time of such payment (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Administrator shall be entitled, in his discretion, to direct the Trustee to hold such sum as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Administrator).

  8.5 Incapacity. If any benefits hereunder are due to a legally incompetent person, the Administrator may, in his sole discretion, direct that any distribution due such person be made (a) directly to such person, or (b) to his duly appointed legal representative, and any distribution so made shall completely discharge the liabilities of the Plan therefor.

  8.6 Time of Commencement of Benefits.

  8.6.1 Subject to Sections 8.6.2 through 8.6.5, payment to a Member under this Article VIII shall be made or commenced not later than the 60th day after the close of the Plan Year in which occurs the later of his most recent Termination of Employment or his Normal Retirement Date.

  8.6.2 Distribution of the benefits of a Member who was a 5-percent owner (as described in Section 15.1.2(c)) for any part of any Plan Year during or after which such Member attained age 66-1/2 shall be made in a single sum no later than the first day of April following the later of the calendar year in which such Member attained age 70-1/2 or became a 5-percent owner, even if he is still employed. Effective beginning with the 1989 calendar year (distributions with respect to which shall be made or begin no later than April 1, 1990) through the 1996 calendar year, this provision shall apply to all Members who attain age 70-1/2 on or after January 1, 1988 but before January 1,1997, regardless of their ownership interest. Effective January 1, 1997, such distributions shall be required hereunder (a) for a Member who is a five percent (5%) owner with respect to the Plan Year in which he attained age 70-1/2, by April 1 following such year, and (b) in any other case, by April 1 following the calendar year in which the Member attains age 70-1/2 or terminates employment, whichever is later. Distributions shall be made pursuant to this Section 8.6.2 as though the Member had retired.

  8.6.3 If a Member receives a single sum distribution pursuant to Section 8.6.2, any contributions made to the Plan subsequently (and any forfeitures in lieu thereof) allocable to the Member’s Accounts shall be paid to the Member as soon as practicable after the end of the Plan Year for which such contributions are made.

  8.6.4 Notwithstanding any provisions of this Plan to the contrary, in the event that the amount of a payment required to commence on the date otherwise determined under this Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Administrator has been unable to locate the Member (or, in the case of a deceased Member, his Beneficiary) after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under this Plan or the date on which the Member (or Beneficiary) is located, whichever is applicable.

  8.6.5 With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This Section 8.6.5 shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

  8.7 Payments to Minors. If at any time a person entitled to receive any payment hereunder is a minor, such payment may, in the sole discretion of the Administrator, be made for the benefit of such minor to his parent, guardian or the person with whom he resides, or to the minor himself, and the release of any such parent, guardian, person or minor shall be a valid and complete discharge for such payment.

  8.8 Identity of Proper Payee. The determination of the Administrator as to the identity of the proper payee of any payment and the amount properly payable shall be conclusive, and payment in accordance with such determination shall constitute a complete discharge of all obligations on account thereof.

  8.9 Inability to Locate Distributee. Notwithstanding any other provision of the Plan, in the event that the Administrator cannot locate any person to whom a payment is due under this Plan, the benefit in respect of which such payment is to be made shall be forfeited at such time as the Administrator shall determine in his sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable law); provided, that such benefit shall be reinstated if such person subsequently makes a valid claim for such benefit prior to termination of the Plan.

  8.10 Estoppel of Members and Their Beneficiaries. The Employer, Administrator and Trustee may rely upon any certificate, statement or other representation made to them by any employee, Member, spouse or other beneficiary with respect to age, length of service, leave of absence, date of Termination of Employment, marital status or other fact required to be determined under any of the provisions of this Plan, and shall not be liable on account of the payment of any moneys or the doing of any act in reliance upon any such certificate, statement or other representation. Any such certificate, statement or other representation made by an employee or Member shall be conclusively binding upon such employee or Member and his spouse or other beneficiary, and such employee, Member, spouse or beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation. Any such certificate, statement or other representation made by a Member’s spouse or other beneficiary shall be conclusively binding upon such spouse or beneficiary, and such spouse or beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation.

  8.11 Qualified Domestic Relations Orders.

  8.11.1 Definition. For purposes of this Section 8.11, "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement) made pursuant to a state domestic relations law (including a community property law) which relates to the provision of child support, alimony payments or marital property to a spouse, former spouse, child or other dependent of a Member and which creates or recognizes the existence of a right of (or assigns such a right to) such spouse, former spouse, child or other dependent (the "Alternate Payee") to receive all or a portion of the benefits payable with respect to a Member under the Plan. A Qualified Domestic Relations Order must clearly specify the amount or percentage of the Member’s benefits to be paid to the Alternate Payee by the Plan (or the manner in which such amount or percentage is to be determined). A Qualified Domestic Relations Order (a) may not require the Plan (i) to provide any form or type of benefits or any option not otherwise provided under the Plan, (ii) to pay benefits to an Alternate Payee under such order which are required to be paid to another Alternate Payee under another such order previously filed with the Plan, or (iii) to provide increased benefits (determined on the basis of actuarial equivalents), but (b) may require payment of benefits to the Alternate Payee under the order (i) at any time after the date of the order, (ii) as if the Member had retired on the date on which such payment is to begin under such order (taking into account only the benefits in which the Member is then vested) and (iii) in any form in which such benefits may be paid to the Member.

  8.11.2 Distributions. The Administrator shall recognize and honor any judgment, decree or order entered on or after January 1, 1985 under a state domestic relations law which the Administrator determines to be a Qualified Domestic Relations Order in accordance with such reasonable procedures to determine such status as the Administrator shall establish. Without limitation of the foregoing, the Administrator shall notify a Member and the person entitled to benefits under a judgment, decree or order which purports to be a Qualified Domestic Relations Order of (a) the receipt thereof, (b) the Plan’s procedures for determining whether such judgment, decree or order is a Qualified Domestic Relations Order and (c) any determination made with respect to such status. During any period during which the Administrator is determining whether any judgment, decree or order is a Qualified Domestic Relations Order, any amount which would have been payable to any person pursuant to such order shall be separately accounted for (and adjusted to reflect its appropriate share of the Investment Adjustment as of each Valuation Date pursuant to Article V) pending payment to the proper recipient thereof. Any such amount, as so adjusted, shall be paid to the person entitled to such payment under any such judgment, decree or order if the Administrator determines such judgment, decree or order to be a Qualified Domestic Relations Order within 18 full calendar months commencing with the date on which the first payment would be required to be made under such judgment, decree or order. If the Administrator is unable to make such a determination within such time period, payment under the Plan shall be as if such judgment, decree or order did not exist and any such determination made after such time period shall be applied prospectively only. Distribution to an Alternate Payee under a Qualified Domestic Relations Order shall be made on a pro rata basis from the Member’s Accounts in such manner as the Administrator shall direct.

  8.12 Benefits Payable Only from Fund. All benefits payable under this Plan shall be paid or provided solely from the Fund, and neither any Employer nor its shareholders, directors, employees or the Administrator shall have any liability or responsibility therefor. Except as otherwise provided by law, no Employer assumes any obligations under this Plan except those specifically stated in the Plan.

  8.13 Prior Plan Distribution Forms. The portions of the Accounts of Members attributable to balances transferred from prior plans will be eligible for installment or annuity forms of distributions that were available under such plans if distribution in respect thereof is to commence as of a date on or before February 1, 2002, and the Member’s vested Accounts at termination of employment exceed $5,000. All amounts distributable to a Member whose employment terminates for any reason shall be paid in cash in a single sum, unless the Member (a) had such a right to an alternative distribution form and (b) elected prior to February 2, 2002 to receive payment in such form starting as of or prior to February 1, 2002.

  8.14 Restrictions on Distribution.  Notwithstanding any other provision of the Plan, a Member’s Elective Account shall not be distributable prior to his separation from service, disability, death, or attainment of age 59-1/2, except (a) in cases of hardship to the extent provided in Section 7.2.3, (b) upon termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) or 409 of the Code, or a simplified employee pension as defined in section 408(k) of the Code), (c) prior to termination of the Plan, as authorized under section 401(k)(2)(B)(i)(II) of the Code (i) upon disposition by an Employer, to an unrelated entity, of substantially all of the assets used by such corporation in a trade or business if such Employer continues to maintain this Plan and the acquiring entity does not maintain this Plan, in the case of a Member who continues employment with the corporation acquiring such assets, or (ii) upon disposition by an Employer, to an unrelated entity, of such corporation’s interest in a subsidiary if such Employer continues to maintain this Plan and the acquiring entity does not maintain this Plan, with respect to a Member who continues employment with such a subsidiary. No distribution shall be made pursuant to clause (c) of the preceding sentence unless the distribution qualifies as a "lump sum distribution" within the meaning of section 401(k)(10)(B) of the Code.

  8.15 Direct Rollover of Eligible Rollover Distributions. This Section applies to distributions from the Plan made on or after January 1, 1993. Notwithstanding any provisions of this Plan that would otherwise limit a Distributee’s election under this Section 8.15, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover directly to an Eligible Retirement Plan specified by the Distributee.

  8.15.1 Definitions. For purposes of this Section 8.15, the following terms shall have the meanings specified below.

  8.15.1.1 Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of a Distributee under the Plan, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequent than annual) made for the life (or life expectancy) of the Distributee or the joint lives (or life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income; any deemed distribution occurring upon the Member’s Termination of Employment under which the Member’s account balance is offset by the amount of an outstanding Plan loan; and, effective January 1, 1999, any hardship withdrawal under Section 7.2.3.

  8.15.1.2 Eligible Retirement Plan. An individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or another employer’s qualified trust described in section 401(a) of the Code, that accepts a Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

  8.15.1.3 Distributee. A Member, a Member’s surviving Spouse or a Member’s Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order (as defined in section 414(p) of the Code and Section 8.11.1).

  8.15.1.4 Direct Rollover. A payment by the Plan to an Eligible Retirement Plan specified by a Distributee, in the manner prescribed by the Administrator.

  8.15.2 Limitation. No more than one Direct Rollover may be elected by a Distributee for each Eligible Rollover Distribution.

  8.15.3 Default Procedure. If a Member (or other Distributee, if applicable) does not make a timely election whether or not to directly roll over his eligible rollover distribution within a reasonable period permitted by the Administrator for making such election, such distribution shall be made directly to the Member (or other Distributee, if applicable).

  Article IX
  Beneficiary Designation

  9.1 Designation of Beneficiary. Subject to the further provisions of this Article IX, each Member may designate, at such time and in such manner as the Administrator shall prescribe, a Beneficiary or Beneficiaries (who may be any one or more members of his family or any other persons, executor, administrator, any trust, foundation or other entity) to receive any benefits distributable hereunder to his Beneficiary after the death of the Member as provided herein. Such designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Member with the Administrator, provided, however, that a designation mailed by the Member to the Administrator prior to death and received after his death shall take effect upon such receipt, but prospectively only and without prejudice to any payor or payee on account of any payments made before receipt by the Administrator.

  9.2 Spouse as Presumptive Beneficiary. Notwithstanding Section 9.1, a Member’s sole Beneficiary shall be his surviving spouse, if the Member has a surviving spouse, unless the Member has designated another Beneficiary with the written consent of such spouse (in which consent such Beneficiary is specified by name or class, and the effect of such designation is acknowledged) witnessed by a notary public or Plan representative. Any such consent shall be irrevocable. The Administrator may, in his sole discretion, waive the requirement of spousal consent if the Member is legally separated or if the Administrator is satisfied that the spouse cannot be located, or if the Member can show by court order that he has been abandoned by the spouse within the meaning of local law, or if otherwise permitted under applicable regulations.

  9.3 Change of Beneficiary. A Member may, from time to time in such manner as the Administrator shall prescribe, change his designated Beneficiary or Beneficiaries, but any such designation which has the effect of naming a person other than the surviving spouse as sole Beneficiary is subject to the spousal consent requirement of Section 9.2.

  9.4 Failure to Designate. If a Member has failed effectively to designate a Beneficiary to receive the Member’s death benefits, or a Beneficiary previously designated has predeceased the Member and no alternative designation has become effective, such benefits shall be distributed to the Member’s surviving spouse, if any, or if no spouse survives the Member, to the Member’s estate.

  9.5 Proof of Death, etc. Before making distribution to a Beneficiary, the Administrator may require such proof of death and such evidence of the right of any person to receive all or part of the death benefit of a deceased Member as the Administrator may deem desirable. The Administrator’s determination of the fact of death of a Member and of the right of any person to receive distributions as a result thereof shall be conclusive upon such person or persons having or claiming any right in the Fund on account of such Member.

  9.6 Discharge of Liability. If distribution in respect of a Member’s Accounts is made to a person reasonably believed by the Administrator or his delegate (taking into account any document purporting to be a valid consent of the Member’s spouse, or any representation by the Member that he is not married) to properly qualify as the Member’s Beneficiary under the foregoing provisions of this Article IX, the Plan shall have no further liability with respect to such Accounts (or the portion thereof so distributed).

  Article X
  Administration of the Plan

  10.1 Fiduciary. The named fiduciary under the Plan shall be the Administrator, who shall have authority to control and manage the operation and administration of the Plan, except that he shall have no authority or responsibility with respect to those matters which under any applicable trust agreement, insurance policy or similar contract are the responsibility, or subject to the authority, of the Trustee, any insurance company or similar organization. The named fiduciary under the Plan shall have the right, by written instrument executed by him or otherwise, to designate persons other than the named fiduciary to carry out fiduciary responsibilities under the Plan.

  10.2 The Administrator. The Board of Directors shall appoint an Administrator to administer the Plan, without regard to whether or not he is an officer or employee of an Employer or a Member of the Plan, or whether or not he is serving as a Trustee of this Plan, and he shall serve at the pleasure of the Board of Directors. The Administrator may resign by delivering his written resignation to the Board of Directors. Any vacancy in the position of Administrator, arising for any reason whatsoever, shall be filled by the Board of Directors. If the Administrator is also a Member of this Plan, he shall not vote or act upon any matter relating solely to himself. In the event no Administrator is then serving, or if the Administrator is incapable of taking action with respect to any matter (because the matter relates solely to himself, or for any other reason), the Board of Directors shall administer the Plan.

  10.3 Powers and Discretion of Administrator. The Administrator shall administer the Plan and shall have all powers and discretion necessary or helpful for carrying out his responsibilities, including, without limitation, the power and complete discretion:

        (a) to establish such rules or procedures as he may deem necessary or desirable;

        (b) to employ such persons as he shall deem necessary or desirable to assist in the administration of the Plan;

        (c) to determine any question arising in the administration, interpretation and application of the Plan, including without limitation questions of fact and of construction;

        (d) to correct defects, supply omissions, clarify ambiguities, and reconcile inconsistencies to the extent he deems necessary or desirable to effectuate the Plan or preserve qualification of the Plan under section 401(a) of the Code;

        (e) to establish procedures for determining whether a domestic relations order is a qualified domestic relations order ("QDRO") as described in Section 8.11 and for complying with any such QDRO;

        (f) to direct the Trustee with respect to benefits payable under the Plan (including, without limitation, the persons to be paid or methods of payment) and all distributions of the assets of the Fund;

        (g) to determine the character and amount of expenses that are properly payable by the Plan as reasonable administration expenses, and to direct the Trustee with respect to the payment thereof (including, without limitation, the persons to be paid and the method of payment);

        (h) to compromise or settle claims against the Plan and to direct the Trustee to pay amounts required in any such settlements or compromise;

        (i) to determine the method of making corrections necessary or advisable as a result of operating defects in order to preserve qualification of the Plan under section 401(a) of the Code pursuant to procedures of the Internal Revenue Service applicable in such cases (such as those set forth in Revenue Procedure 2001-17 and similar guidance).

    The determinations of the Administrator shall be conclusive and binding on all persons to the maximum extent permitted by law. All expenses of the Administrator shall be paid by the Company, and such expenses shall include any expenses authorized by the Board of Directors as necessary or desirable in the administration of the Plan.

    10.4 Advisers. Any named fiduciary under the Plan, and any fiduciary designated by a named fiduciary to whom such power is granted by a named fiduciary under the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan, including, without limitation, an investment manager or managers, as defined in ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan.

    10.5 Service in Multiple Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

    10.6 Limitation of Liability; Indemnity.

    10.6.1 Except as otherwise provided by law, if any duty or responsibility of a named fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan, then such named fiduciary shall not be liable for any act or omission of such person in carrying out such duty or responsibility.

    10.6.2 Except as otherwise provided by law, no employee, director or officer of any Employer who is a fiduciary under the Plan or the trust thereunder, or otherwise has responsibility with respect to administration of the Plan or trust, shall incur any liability whatsoever on account of any matter connected with or related to the Plan or trust or the administration thereof, unless such person shall have acted in bad faith or been guilty of willful misconduct or gross negligence in respect of his duties, actions or omissions in respect of the Plan or trust.

    10.6.3 The Company shall indemnify and save harmless the Administrator and each employee, director or officer of any Employer serving as a trustee or other fiduciary from and against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or trust or the administration thereof (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever), unless such person shall have acted in bad faith or been guilty of willful misconduct or gross negligence in respect of his duties, actions or omissions in respect of the Plan or trust.

    10.7 Reliance on Information. The Administrator and any Employer and its officers, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any accountant, trustee, insurance company, counsel or other expert who shall be engaged by an Employer or the Administrator, and the Administrator and any Employer and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

    10.8 Funding Policy. The Administrator shall establish and carry out, or cause to be established and carried out by those persons (including, without limitation, any trustee) to whom responsibility or authority therefor has been allocated or delegated in accordance with the Plan or the Trust Agreement, a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. Without limiting the generality of the foregoing, it is recognized that Members (and their Beneficiaries) have many differing individual financial situations, and the funding policy of the Plan is therefore to allow Members and their Beneficiaries to choose, from a broad range of diversified investment options, the Investment Fund or Investment Funds which they believe best suit their individual objectives. In the event of the elimination of a preexisting Investment Fund option or a merger or spin-off of assets from another plan into this Plan, the foregoing principle shall not preclude the adoption of mapping rules under which assets previously invested for the benefit of the Member or Beneficiary in one or more investment options that are no longer available are transferred to specific Investment Funds under this Plan, subject to the right of Members (or Beneficiaries) to then reallocate their accounts among Investment Funds. The Plan is intended to satisfy the requirements of section 404(c) of ERISA with respect to investment elections by Members or their Beneficiaries, but (as provided in accordance with applicable law) any failure to meet any of such requirements shall create no adverse inference with respect to the compliance by the Plan and its fiduciaries with such general requirements as prudence and diversification. To the extent permitted by law, none of the Company, any Employer, the Administrator, the Trustee nor any other fiduciary of the Plan shall be liable for any loss resulting from a Member’s (or Beneficiary’s) exercise of his right to direct the investment of his Accounts.

    10.9 Proper Proof. In any case in which an Employer or the Administrator shall be required under the Plan to take action upon the occurrence of any event, they shall be under no obligation to take such action unless and until proper and satisfactory evidence of such occurrence shall have been received by them.

    10.10 Genuineness of Documents. The Administrator, and any Employer and its respective officers, directors and employees, shall be entitled to rely upon any notice, request, consent, letter, telegram or other paper or document believed by them or any of them to be genuine, and to have been signed or sent by the proper person, and shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon.

    10.11 Members May Direct Investments. The Administrator may permit, pursuant to Sections 5.2 and 5.3, a Member or Beneficiary to exercise control over assets in his Accounts by directing the Trustee with respect to the manner of investment of such assets, and if a Member or Beneficiary exercises such control, then notwithstanding any other provision of this Plan or the Trust Agreement:

    10.11.1 such Member or Beneficiary shall not be deemed to be a fiduciary under the Plan or this Trust by reason of such exercise, and

    10.11.2 no person who is otherwise a fiduciary (including, without limitation, the Trustee and Administrator) shall be liable for any loss, or by reason of any breach, which results from such Member’s or Beneficiary’s exercise of control. The provisions of this Section 10.10.2 shall be inoperative unless the Administrator acts to extend these provisions to all Members and their Beneficiaries.

    10.12 Committee. The Board of Directors may in its discretion appoint an administrative committee (the "Administrative Committee" or "Committee") to serve as the Administrator, which shall consist of not less than three persons to serve at the pleasure of the Board of Directors. Any vacancy on the Committee, arising for any reason whatsoever, shall be filled by the Board of Directors. The Committee shall hold meetings upon such notice, at such place or places, at such time or times and in such manner (including, meetings in which members may participate through teleconferencing or similar means) as it may from time to time determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and action by a majority of those present at any meeting at which a quorum is present shall constitute action by the Committee. The Committee may also act without a meeting by instrument in writing signed by a majority of the members of the Committee, or by one or more members to whom the Committee has previously delegated the authority to take such action.

  Article XI
  The Trust Agreement

  11.1 The Trust Agreement. The Company, on behalf of itself and each other Employer, shall enter into a Trust Agreement with the Trustee providing for the establishment of a Fund hereunder. The Trust Agreement shall be deemed to form a part of this Plan, and any and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. Copies of the Trust Agreement shall be filed with the Administrator and, upon reasonable application and notice, shall be made available for inspection by any Member.

  11.2 No Diversion of Trust Fund. The Trust Fund shall in no event (within the taxable year or thereafter) be used for or diverted to purposes other than for the exclusive benefit of Members and their Beneficiaries (including the payment of the expenses of the administration of the Plan and of the Trust Fund), except that at the Administrator’s request:

        (a) A contribution that is made by an Employer by a mistake of fact may be returned to such Employer within one year after the payment of the contribution; and

        (b) A contribution that is conditioned upon its deductibility under section 404 of the Code pursuant to Section 3.9 may be returned to the contributing Employer, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance.

    11.3 Duties and Responsibilities of the Trustee. The Trustee will hold and invest all funds as provided herein and in the Trust Agreement. The Trustee will make, at the direction of the Administrator, all payments to Members and their Beneficiaries.

  The Trustee shall not be required to make any payment of benefits or distributions out of the Fund, or to allocate or reallocate any amounts, except upon the written direction of the Administrator. The Trustee shall not be charged with knowledge of any action by the Board of Directors or of the Termination of Employment of any Member, unless it shall be given written notice of such event by the Administrator.

  Article XII
  Amendment

  12.1 Right of the Company to Amend the Plan. The Company shall have the right at any time and from time to time to amend any or all of the provisions of this Plan. Except as provided in Section 12.3, no such amendment shall authorize or permit any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries, nor shall any amendment reduce any amount then credited to the individual accounts of any Member, reduce any Member’s vested interest in his account, or affect the rights, duties and responsibilities of the Trustee without his written consent.

  12.2 Plan Merger. The Plan may be amended to provide for the merger of the Plan, in whole or in part, or a transfer of all or part of its assets, into or to any other qualified plan within the meaning of section 401(a) of the Code, including such a merger or transfer in lieu of a distribution which might otherwise be required under the Plan. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Member shall be entitled to a benefit immediately after the merger, consolidation or transfer (if such other plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

  12.3 Amendments Required by Law. All provisions of this Plan, and all benefits and rights granted hereunder, are subject to any amendments, modifications or alterations which are necessary from time to time, (a) to qualify the Plan under section 40l(a) of the Code, (b) to continue the Plan as so qualified, or (c) to comply with any other provision of law. Accordingly, notwithstanding any other provision of this Plan, the Company may amend, modify or alter the Plan with retroactive effect in any respect or manner necessary to qualify the Plan under section 40l(a) of the Code, to continue the Plan as so qualified, or to comply with any other provision of applicable law.

  12.4 Right to Terminate. The Plan may be terminated at any time by resolution of the Board of Directors, provided that no such action shall permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their beneficiaries under the Plan and for the payment of the administrative costs of the Plan.

  12.5 Termination of Trust. If the Plan is terminated pursuant to Section 12.4, and the Board of Directors determines that the Fund shall be terminated, all of the Members’ Accounts shall be nonforfeitable, the Fund shall be revalued as if the termination date were a Valuation Date, and the current value of all Accounts shall be distributed in accordance with Article VII, as if such Plan termination were a Termination of Employment; provided, however, that the value of such Accounts shall be adjusted to reflect the expenses of termination to the extent such expenses are not paid by the Company, and further provided that if another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) or 409 of the Code, or a simplified employee pension as defined in section 408(k) of the Code) is established or maintained in the manner described in Treasury Reg. section 1.401(k)-1(d)(3), distribution shall not be made until actual separation from service within the meaning of section 401(k)(2)(B) of the Code. Until all Accounts are fully distributed, any remaining Accounts held in the Fund shall continue to be adjusted in accordance with Article V, and to reflect the expenses of termination.

  12.6 Continuation of Trust. If the Plan is terminated by the Board of Directors but the Board of Directors determines that the Fund shall be continued pursuant to its terms and the provisions of this Section 12.6, no further contributions shall be made, the Members’ Accounts shall be nonforfeitable, and the Fund shall be administered as though the Plan were otherwise in full force and effect. If the Fund is subsequently terminated, the provisions of Section 12.5 shall then apply.

  12.7 Discontinuance of Contributions. Any Employer may at any time, by resolution of its board of directors, completely discontinue its participation in and contributions under the Plan, either completely or with respect to any specified group of its employees, and unless otherwise agreed to by the Board of Directors or the Administrator, shall discontinue its participation and all contributions if it ceases for any reason to be a member of a controlled group of trades or businesses including the Company, within the meaning of section 414(b) or 414(c) of the Code. The Administrator shall make such current or deferred distributions with respect to the Members affected by such discontinuance as it shall deem appropriate and in accordance with the Plan and applicable law, or Administrator may, subject to Section 12.2, direct that the portion of the Trust Fund allocable to such Members be transferred to a successor qualified plan or funding medium covering such Members. If such Employer completely discontinues contributions under the Plan, either by resolution of its board of directors or for any other reason, and such discontinuance is deemed a partial termination of the Plan within the meaning of section 411(d)(3) of the Code, the amounts credited to the Accounts of all affected Members (other than Members who, in connection with the discontinuance of Employer contributions, transfer employment to an Employer which continues to contribute under the Plan) shall be nonforfeitable.

  Article III
  Miscellaneous Provisions

  13.1 Plan Not a Contract of Employment. Neither the establishment of the Plan created hereby, nor any amendment thereof, nor the creation of any Fund or Account, nor the payment of any benefits hereunder, shall be construed as giving to any Member or other person any legal or equitable right against any Employer, any officer or employee thereof, the Board of Directors or any member thereof, the Administrator or any Trustee, except as provided herein and under no circumstances shall the terms of employment of any Member be in any way affected hereby.

  13.2 Merger. The merger or consolidation of the Company with any other company or the transfer of the assets of the Company to any other company by sale, exchange, liquidation or otherwise, or the merger of this Plan with any other retirement plan, shall not in and of itself result in the termination of the Plan, or be deemed a Termination of Employment of any employee.

  13.3 Claims Procedure. The Administrator shall establish a claims procedure in accordance with applicable law, under which any Member or Beneficiary whose claim for benefits has been denied shall have a reasonable opportunity for a full and fair review of the decision denying such claim.

  13.4 Prior Family Aggregation Rule. The family aggregation rules previously effective under the Plan are repealed effective January 1, 1997.

  13.5 Controlling Law. The validity of this Plan or of any of its provisions shall be determined under, and shall be construed and administered according to, the laws of the State of New York (without regard to its choice of law principles), except to the extent preempted by ERISA, or any other applicable laws of the United States of America. No action (whether at law, in equity or otherwise) shall be brought by or on behalf of any person for or with respect to benefits due under this Plan unless the person bringing such action has timely exhausted the Plan’s claim review procedure. Any action (whether at law, in equity or otherwise) must be commenced within three (3) years from the earlier of (a) the date a final determination denying such benefit, in whole or in part, is issued under the Plan’s claim review procedure and (b) the date such person’s cause of action first accrued.

  13.6 Separability. If any provision of the Plan or the Trust Agreement is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan or the Trust Agreement, and the Plan and Trust Agreement shall be construed and enforced as if such provision had not been included therein.

  13.7 Captions. The captions contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the Plan or the construction of any provision thereof.

  13.8 Usage. Whenever applicable, the masculine gender, when used in the Plan, shall include the feminine or neuter gender, and the singular shall include the plural.

  Article IVX
  Leased Employees

  14.1 Definitions. For purposes of this Article XIV, the term "Leased Employee" means any person (a) who performs or performed services for an Employer or Affiliate (hereinafter referred to as the "Recipient") pursuant to an agreement between the Recipient and any other person (hereinafter referred to as the "Leasing Organization"), (b) who has performed such services for the Recipient or for the Recipient and related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year, and (c) whose services are (effective January 1, 1997) performed under primary direction or control by the Recipient.

  14.2 Treatment of Leased Employees. For purposes of this Plan, a Leased Employee shall be treated as an employee of an Affiliate whose service for the Recipient (including service during the one-year period referred to in Section 14.1) is to be taken into account in determining compliance with the service requirements of the Plan relating to participation and vesting. However, the Leased Employee shall not be entitled to share in contributions or forfeitures under the Plan with respect to any service or compensation attributable to the period during which he is a Leased Employee, and shall not be eligible to become a Member eligible to accrue benefits under the Plan unless and except to the extent that he shall at some time, either before or after his service as a Leased Employee, qualify as an Eligible Employee without regard to the provisions of this Article XIV (in which event, status as a Leased Employee shall be determined without regard to clause (b) of Section 14.1, to the extent required by applicable law).

  14.3 Exception for Employees Covered by Plans of Leasing Organization. Section 14.2 shall not apply to any Leased Employee if such employee is covered by a money purchase pension plan of the Leasing Organization meeting the requirements of section 414(n)(5)(B) of the Code and Leased Employees do not constitute more than twenty percent (20%) of the aggregate "nonhighly compensated work force" (as defined in section 414(n)(5)(C)(ii) of the Code) of all Employers and Affiliates.

  14.4 Construction. The purpose of this Article XIV is to comply with the provisions of section 4l4(n) of the Code. All provisions of this Article shall be construed consistently therewith, and, without limiting the generality of the foregoing, no individual shall be treated as a Leased Employee except as required under such section.

  Article XV
  "Top-Heavy" Provisions

  15.1 Determination of "Top-Heavy" Status.

  15.1.1 Applicable Plans. For purposes of this Article XV, "Applicable Plans" shall include (a) each plan of an Employer or Affiliate in which a Key Employee (as defined in Section 15.1.2 for this Plan, and as defined in section 416(i) of the Code for each other Applicable Plan) participates during the five (5)-year period ending on such plan’s "determination date" (as described in Section 15.1.4 below) and (b) each other plan of an Employer or Affiliate which, during such period, enables any plan in clause (a) of this sentence to meet the requirements of section 401(a)(4) or 410 of the Code. Any plan not required to be included under the preceding sentence may also be included, at the option of the Company, provided that the requirements of sections 401(a)(4) and 410 of the Code continue to be satisfied for the group of Applicable Plans after such inclusion. Applicable Plans shall include terminated plans, frozen plans, and to the extent that benefits are provided with respect to service with an Employer or an Affiliate, multiemployer plans (described in section 414(f) of the Code) and multiple employer plans (described in section 413(c) of the Code) to which an Employer or an Affiliate makes contributions.

  15.1.2 Key Employee. For purposes of this Article XV, "Key Employee" for any Plan Year shall mean an employee (including a former employee, whether or not deceased) of an Employer or Affiliate who, at any time during a given Plan Year or any of the four (4) preceding Plan Years, is one or more of the following:

  (a) An officer of an Employer or Affiliate having Total Earnings of more than fifty percent (50%) of the dollar amount in effect under section 415(b)(1)(A) of the Code for any such Plan Year; provided that the number of employees treated as officers shall be no more than fifty (50) or, if fewer, the greater of three (3) employees or ten percent (10%) of the employees (exclusive of employees described in section 414(q)(5) of the Code).

  (b) One of the ten (10) employees (i) having Total Earnings from the Employer or Affiliate of more than the dollar amount described in Section 6.2 and (ii) owning (or considered as owning, within the meaning of section 416(i) of the Code), the largest percentage interests in value of an Employer or Affiliate, provided that such percentage interest exceeds one-half percent (.5%) in value. If two employees have the same interest in the Employer or Affiliate, the employee having greater Earnings shall be treated as having a larger interest.

  (c) A person owning (or considered as owning, within the meaning of section 416(i) of the Code) more than five percent (5%) of the outstanding stock of the Employer or Affiliate, or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or Affiliate (or having more than five percent (5%) of the capital or profits interest in any Employer or Affiliate that is not a corporation, determined under similar principles).

  (d) A one percent (1%) owner of an Employer or an Affiliate having Earnings of more than one hundred fifty thousand dollars ($150,000). "One percent (1%) owner" means any person who would be described in paragraph (iii) of this Section 15.1.2 if "one percent (1%)" were substituted for "five percent (5%)" in each place where it appears in paragraph (iii).

  15.1.3 Top Heavy Condition. In any Plan Year during which the sum, for all Key Employees (as defined in Section 15.1.2 for this Plan and as defined in section 416(i) of the Code for each other Applicable Plan) of the present value of the cumulative accrued benefits under all Applicable Plans which are defined benefit plans (determined based on the actuarial assumptions set forth in the "top-heavy" provisions of such plans) and the aggregate of the accounts under all Applicable Plans which are defined contribution plans, exceeds sixty percent (60%) of a similar sum determined for all members in such plans (but excluding members who are former Key Employees), the Plan shall be deemed "Top-Heavy."

  15.1.4 Determination Date. The determination as to whether this Plan is "Top-Heavy" for a given Plan Year shall be made on the last day of the preceding Plan Year (the "Determination Date"); and other plans shall be included in determining whether this Plan is "Top-Heavy" based on the determination date as defined in Code section 416(g)(4)(C) for each such plan which occurs in the same calendar year as such Determination Date for this Plan.

  15.1.5 Valuation. The value of account balances and the present value of accrued benefits for each Applicable Plan will be determined subject to Code section 416 and the regulations thereunder, as of the most recent Valuation Date occurring within the l2-month period ending on the applicable determination date for such plan.

  15.1.6 Distribution within Five Years. Subject to Section 15.1.7, distributions from the Plan or any other Applicable Plan during the five (5)-year period ending on the applicable determination date shall be taken into account in determining whether the Plan is "Top-Heavy."

  15.1.7 No Services within Five Years. Benefits and distributions shall not be taken into account with respect to any individual who has not rendered any services to any Employer or Affiliate at any time during the five (5)-year period ending on the applicable Determination Date.

  15.1.8 Compliance with Code Section 416. The calculation of the "Top-Heavy" ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with Code section 416.

  15.1.9 Deductible Employee Contributions. Deductible employee contributions will not be taken into account for purposes of computing the "Top-Heavy" ratio.

  15.1.10 Beneficiaries. The terms "Key Employee" and "Member" include their beneficiaries.

  15.1.11 Accrued Benefit Under Defined Benefit Plans. Solely for purposes of determining whether this Plan or any other Applicable Plan is "Top-Heavy" for a given Plan Year, the accrued benefit under any defined benefit plan of a Member other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or an Affiliate, or (b) if there is no such method, as if such benefit accrued not more rapidly than at the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code.

  15.2 Provisions Applicable in "Top-Heavy" Plan Years. For any Plan Year in which the Plan is deemed to be "Top-Heavy," the following provisions shall apply to any Member who has not terminated employment before such Plan Year:

  15.2.1 Required Allocation. The amount of Employer contributions and forfeitures which shall be allocated to the account of any active Member who (a) is employed by an Employer or Affiliate on the last day of the Plan Year and (b) is not a Key Employee shall be (i) at least three percent (3%) of such Member’s Total Earnings for such Plan Year up to the Compensation Limit of the Plan Year (as defined in Section 1.11 hereof), or, (ii) if less, an amount equal to such Total Earnings multiplied by the highest allocation rate for any Key Employee. For purposes of the preceding sentence, the allocation rate for each individual Key Employee shall be determined by dividing the employer contributions and forfeitures allocated to such Key Employee’s account (including Elective Contributions) under all Applicable Plans, considered together by his Total Earnings up to such Compensation Limit; provided, however, that clause (ii) above does not apply if this Plan enables a defined benefit plan required to be so aggregated under Section 15.1.1 above to meet the requirements of section 401(a)(4) or 410 of the Code. The minimum allocation provisions of this Section 15.2.1 shall, to the extent necessary, be satisfied by special Employer contributions made by the Employer for that purpose. Notwithstanding the foregoing, the minimum allocations otherwise required by this Section 15.2.1 shall not be required to be made for any Member (y) if such Member is covered under a defined benefit plan maintained by an Employer or an Affiliate which provides the minimum benefit required under section 416(c)(1) of the Code, and/or (z) to the extent that the minimum allocation otherwise required by this Section 15.2.1 is made under another defined contribution plan maintained by an Employer or an Affiliate. In addition, any minimum allocation required to be made for a Member who is not a Key Employee shall be deemed satisfied to the extent of the benefits provided by any other qualified plan maintained by an Employer or an Affiliate. For Plan Years beginning on or after January 1, 1989, Elective Contributions by a non-Key Employee shall be disregarded in determining the amount of contributions required to be allocated for his benefit under this Section 15.2.1. For Plan Years beginning on or after January 1, 1989, Matching Contributions by a non-Key Employee that are taken into account to meet the minimum allocation requirements of this Section 15.2.1 shall be disregarded in applying the provisions of Sections 3.3 and 3.4 of the Plan.

  15.2.2 Multiplier. For Plan Years ending prior to January 1, 2000, except as otherwise provided by law, "1.00" shall be substituted for the multiplier "1.25" required by section 415(e)(2)(B)(i) and (3)(B)(i) of the Code, if applied pursuant to Section 6.3, unless the following conditions are met:

  (a) the percentage described in Section 15.1.3 does not exceed ninety percent (90%), and

  (b) "four percent (4%)" is substituted for "three percent (3%)" in Section 15.2.1 above.

  Notwithstanding any other provision of this Plan, if the sum of the combined limitation fractions described in section 415(e)(2) and (3) of the Code if applied pursuant to Section 6.3, calculated by substituting "1.00" for "1.25" in applying section 415(e)(2)(B)(i) and (3)(B)(i) of the Code, for any Member exceeds 100% for the last Plan Year before the Plan becomes "Top-Heavy," such fractions shall be adjusted, in accordance with applicable regulations, so that their sum does not exceed 100% for such Plan Year.

  15.2.3 Vesting. Any Member shall be vested in the aggregate of his Matching Accounts on a basis at least as favorable as is provided under the following schedule:

  Years of Employment                                                       Percentage Vested

  Less Than 2 Years..........................................                              0%

  2 Years But Less Than 3.................................                             20%

  3 Years But Less Than 4.................................                             40%

  4 Years But Less Than 5.................................                             60%

  5 Years But Less Than 6.................................                             80%

  6 Years Or More...........................................                             100%

  In any Plan Year in which the Plan is not deemed to be "Top-Heavy," the minimum vested percentage of any Matching Account shall be no less than that which was determined as of the last day of the last Plan Year in which the Plan was deemed to be "Top-Heavy." The minimum vesting schedule set out above shall apply to all benefits within the meaning of Code section 411(a)(7) except those attributable to employee contributions, including benefits accrued before the effective date of this Article XV and benefits accrued before the Plan became "Top-Heavy." Any vesting schedule change caused by alterations in the Plan’s "Top-Heavy" status shall be deemed to result from a Plan amendment giving rise to the right of election required by Code section 411(a)(10)(B).

  15.2.4 Bargaining Unit Employees. The provisions of Sections 15.2.1 and 15.2.3 shall not apply to any employee included in a unit of employees covered by a collective bargaining agreement if, within the meaning of section 416(i)(4) of the Code, retirement benefits were the subject of good faith bargaining.

  IN WITNESS WHEREOF, ARROW ELECTRONICS, INC. has caused this instrument to be executed by its duly authorized officer, and its corporate seal to be hereunto affixed, this day of February, 2002 pursuant to authorization and direction of the Compensation Committee of its Board of Directors at a meeting on October 9, 2001.

  ATTEST:                                                                              ARROW ELECTRONICS, INC.

                                                                                               By

  Secretary                                                                                    Executive Vice President

          Supplement NO.1

          In connection with the acquisition by the Company of the electronics distribution businesses of Ducommun Incorporated (the "Ducommun Acquisition"), the Plan is amended in the following respects:

          S1.1 In the case of any individual who became an Eligible Employee on or about January 11, 1988 in connection with the Ducommun Acquisition, and who remained an Eligible Employee continuously from that time through December 31, 1989, the term "Year of Service" shall include, effective on and after January 1, 1990, any Plan Year (i) during which such Eligible Employee was employed by Ducommun and (ii) which would have been a Plan Year of Employment had such Eligible Employee been employed instead by an Employer.

          Supplement NO.2

          In connection with the acquisition by the Company of all of the issued and outstanding shares of common stock of Lex Electronics Inc., which at the time of such acquisition owned all of the issued and outstanding shares of common stock of Almac Electronics Corporation, the Plan is amended in the following respects:

          S2.1 As used in this Supplement No. 2, the following terms have the meanings set forth in this Section S2.1.

          (a) "Lex Plan" means the Lex Service (U.S.) Performance Incentive Plan (named the Lex Electronics (U.S.) Performance Incentive Plan prior to September 18, 1991).

          (b) "Lex Transferee" means an individual who becomes an Eligible Employee on or about September 27, 1991 in connection with the Acquisition.

          S2.2 Any Lex Transferee who on September 27, 1991 was eligible to become a member of the Lex Plan pursuant to section 2.01 thereof shall become a Member of the Plan immediately upon becoming an Eligible Employee. Any other Lex Transferee shall become a Member of the Plan in accordance with Section 2.1. For purposes of satisfying the requirements of Section 2.1, the following provisions shall apply:

          (a) A Lex Transferee who would have become eligible for membership in the Lex Plan pursuant to section 2.01 thereof upon completion of a 12-month computation period in which he was credited with 1,000 hours of service shall be credited with Hours of Service under the Plan equal in number to the number of hours of service credited to him under the Lex Plan during the computation period in effect on September 27, 1991.

          (b) A Lex Transferee who would have become eligible for membership in the Lex Plan pursuant to section 2.01 thereof upon completion of six months of service within the meaning of section 1.35 of the Lex Plan shall be credited under the Plan with the period of service credited to him under the Lex Plan as of September 27, 1991, converted to Hours of Service on the basis that one month equals 190 Hours, one week equals 45 Hours, and one day equals 10 Hours.

          S2.3 For purposes of determining a Lex Transferee’s Years of Service, he shall be credited with the number of full years of service credited to him as of September 27, 1991 for purposes of vesting under the Lex Plan and with any fractional year thus credited to him, which fractional year shall be converted to Hours of Service on the basis that one month equals 190 Hours, one week equals 45 Hours, and one day equals 10 Hours.

          Supplement NO.3

          In connection with the acquisition by the Company of certain assets of Zeus Components, Inc. (the "Zeus Acquisition"), the Plan is amended in the following respects:

          S3.1 In the case of an individual who becomes employed by an Employer or Affiliate on or about May 19, 1993 in connection with the Zeus Acquisition (a "Zeus Transferee"), service with Zeus Components, Inc. shall be treated for purposes of Section 2.1 as though it were service with an Employer or Affiliate. For this purpose, any service measured in terms of elapsed time shall be converted to Hours of Service on the basis that one month equal 190 Hours, one week equals 45 Hours and one day equals 10 Hours.

          S3.2 A Zeus Transferee who, taking account of Section S3.1, satisfies the eligibility requirements set forth in Section 2.1 on May 19, 1993 shall become a Member on such date.

          S3.3 In the case of a Zeus Transferee who continues to be employed by an Employer or Affiliate through December 31, 1994, service with Zeus Components, Inc. shall be treated, on and after January 1, 1995, as service with an Employer or Affiliate for purposes of determining such Zeus Transferee’s Years of Service under the Plan. For this purpose, any service measured in terms of elapsed time shall be converted to Hours of Service on the basis that one month equal 190 Hours, one week equals 45 Hours and one day equals 10 Hours.

          Supplement NO.4

          In connection with the acquisition by Arrow Electronics, Inc. of all of the issued and outstanding shares of common stock of Gates/FA Distributing, Inc. (the "Gates Acquisition"), the Plan is amended as follows:

          S4.1 In the case of an individual who becomes an employee of an Employer or Affiliate on or about September 23, 1994 in connection with the Gates Acquisition, service with Gates/FA Distributing, Inc. shall be treated, for purposes of Section 2.1 and for purposes of determining such individual’s Years of Service under the Plan, as though it were service with an Employer or Affiliate. For this purpose, any service measured in terms of elapsed time shall be converted to Hours of Service on the basis that one month equals 190 Hours of Service, one week equals 45 Hours of Service and one day equals 10 Hours of Service. An individual described in this Section S4.1 shall become a Member on the first Entry Date on or after January 1, 1995 on which he has satisfied the requirements of Section 2.1.

          S4.2 On or about March 1,1996, participant accounts in the Gates/FA Distributing, Inc. 401(k) Plan (the "Gates Plan") shall, to the extent attributable to employee salary deferrals, be transferred to Elective Accounts under the Plan. Other amounts in participant accounts under the Gates Plan shall, to the extent not distributed to Members, be transferred to Rollover Accounts under the Plan.

          Supplement NO.5

          In connection with the acquisition by Arrow Electronics, Inc. of all of the issued and outstanding shares of common stock of Anthem Electronics, Inc. (the "Anthem Acquisition"), the Plan is amended as follows:

          S5.1 In the case of an individual who becomes an employee of an Employer or Affiliate on or about November 20, 1994 in connection with the Anthem Acquisition, service with Anthem Electronics, Inc. shall be treated, for purposes of Section 2.1 and for purposes of determining such individual’s Years of Service under the Plan, as though it were service with an Employer or Affiliate. For this purpose, any service measured in terms of elapsed time shall be converted to Hours of Service on the basis that one month equals 190 Hours of Service, one week equals 45 Hours of Service and one day equals 10 Hours of Service. An individual described in this Section S5.1 shall become a Member on September 1, 1995 if he has then satisfied the requirements of Section 2.1, and otherwise on the first Entry Date thereafter on which he has satisfied such requirements.

          S5.2 On or about October 1, 1995, participant accounts in the Anthem Electronics, Inc. Salary Savings Plan (the "Anthem Plan") shall, to the extent attributable to employee salary deferrals, be transferred to Elective Accounts under the Plan. Other amounts in participant accounts in the Anthem Plan shall, to the extent not distributed to Members, be transferred to Rollover Accounts under the Plan. Amounts required to be distributed in order to satisfy nondiscrimination testing of the Anthem Plan for 1995 may be paid from the Plan.

          Supplement NO.6
          TO THE

          ARROW ELECTRONICS SAVINGS PLAN

          Special Provisions Applicable
          to Former Members of the Capstone Electronics Profit-Sharing Plan

          Effective as of December 31, 1996, the Capstone Electronics Profit-Sharing Plan (the "Capstone Plan") merged into this Plan, and the terms of this Plan superseded in all respects the terms of the Capstone Plan. This Supplement No. 6 provides for such merger (the "Merger") and sets forth special provisions of the Plan that apply to former members of the Capstone Plan.

          Special Definitions. For purposes of this Supplement 6:

          S6.1.1 "Capstone" means Capstone Electronics Corp., a Delaware corporation.

          S6.1.2 "Capstone Account" means the account maintained under the Capstone Plan for each Capstone Member immediately prior to the Merger.

          S6.1.3 "Capstone Member" means a member of the Capstone Plan who had an undistributed Capstone Account immediately prior to the Merger or who was eligible under section 4.2 of the Capstone Plan to share in the Capstone Plan contribution (if any) made with respect to the 1996 Plan Year.

          S6.1.4 "Capstone Plan" means the Capstone Electronics Profit- Sharing Plan, as in effect prior to the Merger.

          S6.1.5 "Capstone Trust Fund" means the trust fund maintained under the Capstone Plan immediately prior to the Merger.

          S6.2 Membership in Plan Effective December 31, 1996. Capstone Members will become Members of the Plan effective on December 31, 1996.

          S6.3 Merger. Effective as of December 31, 1996, the Capstone Plan and Capstone Trust Fund are merged into this Plan and the trust thereunder, respectively, and the terms of this Plan supersede in all respects the terms of the Capstone Plan with respect to the Capstone Accounts. All persons (including current and former employees and their beneficiaries) having an interest under the Capstone Plan prior to December 31, 1996 shall, on and after December 31, 1996, be entitled to benefits provided solely from this Plan (including this Supplement No. 6), in lieu of any and all interest which they had or may have had under the Capstone Plan.

          S6.4 Transfer of Capstone Trust Fund. The assets held by the trustees of the Capstone Trust Fund shall be transferred to the Trustee on December 31, 1996 or as soon as practicable thereafter. If and to the extent that such transfer is not completed on December 31, 1996, such trustees shall hold such assets, as adjusted for investment gain or loss thereon and expenses attributable thereto, as an additional trustee under this Plan, until such transfer is completed.

          S6.5 Allocation to Accounts. Funds transferred to the Trustee in respect of a Member’s Capstone Account shall be allocated under the Plan to such Member’s existing Matching Account (if any) and otherwise to a Matching Account of such Member established to receive the transferred funds.

          S6.6 Investment of Transferred Accounts. Funds transferred to the Trustee in respect of a Member’s Capstone Account pursuant to Section S6.4 shall be invested in the same Investment Funds in the same proportions as the Member’s Capstone Account was invested immediately prior to such transfer. Thereafter, the Member may change the percentage of his Matching Account that is invested in each Investment Fund in accordance with Article V of the Plan.

          S6.7 Credit Under the Plan for Years of Service with Capstone. A Capstone Member’s Years of Service under the Plan shall be the service credited to such Member for vesting purposes under the Capstone Plan as of December 31, 1996 plus any additional service credited under the rules of this Plan for periods before or after January 1, 1997 but without duplication.

          S6.8 Pre-Merger Elections and Designations. Notwithstanding any other provision of this Plan, (a) elections as to timing or form of benefit made, (b) designations of beneficiaries made, and (c) provisions that became applicable based on a failure to make an available election or designation, under the Capstone Plan on or before December 31, 1996, shall be given effect with respect to Capstone Members who retired or terminated employment under the terms of the Capstone Plan, or died, on or before December 31, 1996, and distribution shall be made in respect of such Members in accordance with the applicable provisions of the Capstone Plan as in effect at the relevant time or times prior to such date.

          S6.9 Beneficiary Designation. Beneficiary designations made under the Capstone Plan on or before December 31, 1996 by Capstone Members shall be given effect as if made under the Plan, unless and until superseded by a different actual or deemed designation (such as may occur on marriage of a single Member) under this Plan.

          S6.10 Contributions. Prior to the filing deadline for its 1996 federal income tax return, Capstone may, in its sole discretion, make a contribution to the Capstone Plan with respect to each Capstone Member who was eligible to share in such a contribution under section 4.2 of the Capstone Plan, by paying such contribution into the Plan as the continuation of the Capstone Plan by reason of the Merger. Such contribution shall be allocated among such Capstone Members in accordance with the provisions of the Capstone Plan governing contributions for the 1996 Year and accounted for under the Plan in the Member’s Matching Account.

          S6.11 Capstone Plan Amended. The provisions of this Supplement 6 shall be treated as an amendment to and part of the Capstone Plan, effective December 31, 1996, to the extent necessary to give full effect to this Supplement

          Supplement NO.7

          TO

          ARROW ELECTRONICS SAVINGS PLAN

          Special Provisions Applicable to

          Former Employees of Farnell Electronic Services

          In connection with the acquisition by the Company of all the issued and outstanding shares of common stock of Farnell Holding, Inc. (the "Farnell Acquisition"), which wholly owns Farnell Electronics, Inc., of which Farnell Electronic Services is a division, the Plan is amended in the following respects:

          S7.1 Special Definitions. For purposes of this Supplement No. 7:

          S7.1.1 "Elective Subaccount" means a subaccount within a Member’s Elective Account to which elective deferrals made under the Farnell Plan are transferred.

          S7.1.2 "Farnell" means Farnell Electronic Services.

          S7.1.3 "Farnell Account" means an account maintained under the Farnell Plan immediately prior to the Farnell Plan Termination containing elective deferrals, matching contributions, profit-sharing contributions and rollover contributions, as applicable, for a Farnell Participant.

          S7.1.4 "Farnell Participant" means a participant in the Farnell Plan who had an undistributed account thereunder immediately prior to the Farnell Plan Termination.

          S7.1.5 "Farnell Plan" means the Farnell Electronic Services 401(k) Savings Plan as in effect prior to the Farnell Plan Termination.

          S7.1.6 "Farnell Plan Termination" means the termination of the Farnell Plan effective March 24, 2000.

          S7.1.7 "Farnell Transferee" means a Farnell Participant who becomes employed by an Employer on or about May 26, 1997 in connection with the Farnell Acquisition.

          S7.1.8 "Farnell Trust Fund" means the trust fund maintained under the Farnell Plan immediately prior to the Farnell Plan Termination.

          S7.1.9 "Rollover Subaccount" means a subaccount within a Member’s Rollover Account to which, with respect to Farnell Transferees, matching, profit-sharing and rollover contributions but not elective deferrals made under the Farnell Plan were transferred and, with respect to all other Farnell Participants, elective deferrals, matching contributions, profit-sharing contributions and rollover contributions made under the Farnell Plan were transferred.

          S7.2 Membership in Plan. Each Farnell Transferee shall become a Member of the Plan on May 26, 1997. On March 24, 2000, each other Farnell Participant shall also become a Member, but solely with respect to such Member’s Rollover Subaccount, and shall be treated for all purposes of the Plan as a Member who has terminated employment.

          S7.3 Transfer of Farnell Trust Fund. The assets held by the trustees of the Farnell Trust Fund shall be transferred to the Trustee on March 24, 2000 or as soon as practicable thereafter. If and to the extent such transfer is not completed on March 24, 2000, such trustees shall hold such assets as adjusted for investment gain or loss thereon and expenses attributable thereto, as an additional trustee under the Plan, until such transfer is completed.

          S7.4 Allocation of Transferred Accounts. Funds transferred to the Trustee shall be allocated as follows: in respect of a Farnell Transferee’s Farnell Account, to such Farnell Participant’s Elective or Rollover Subaccounts, as applicable; in respect of all other Farnell Accounts, to a Rollover Subaccount.

          S7.5 Investment of Transferred Assets. Funds transferred to the Trustee pursuant to Section S7.3 shall be invested in Fidelity Retirement Government Money Market Fund. Thereafter, the Member may change the portion of his Accounts that are invested in each Investment Fund in accordance with Article V of the Plan.

          S7.6 Credit Under the Plan for Service with Farnell. Eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account employment with Farnell prior to May 26, 1997 as if Farnell had been an Affiliate for the period during which it maintained the Farnell Plan, and any additional period credited for vesting purposes under the Farnell Plan and not disregarded under the break in service rules under the Farnell Plan or this Plan. The Administrator may use and rely upon records maintained by Farnell to compute Hours of Service in order to determine the Years of Service to be credited to such former employee and his eligibility to participate in accordance with Section 2.1 based on his employment with Farnell.

          S7.7 Alternative Forms of Payment Preserved to February 1, 2002. Any individual who is a Farnell Transferee at the time of his termination of employment, and any other Farnell Participant who is not employed by an Employer or Affiliate, who has vested Accounts exceeding $5,000 and who elects on the Appropriate Form to receive a distribution commencing as of a date on or before February 1, 2002 may on such form elect one of the following with respect to the vested amounts held in his Elective and Rollover Subaccounts:

          (a) an annuity, which in the case of a married Member shall, except as provided below, be in the form of a "Joint and Fifty-Percent Survivor Annuity" (i.e., an annuity for the life of the Member with a survivor annuity for the life of his spouse which is fifty percent of the amount of the annuity payable during the joint lives of the Member and his spouse), and which in the case of an unmarried Member, or of a married Member who has waived the Joint and Fifty-Percent Survivor Annuity option with spousal consent in accordance with applicable regulations, shall be in the form of a straight-life annuity, in each case to be provided by the purchase of an annuity contract on a unisex basis;

          (b) a series of installment payments made on a monthly, quarterly, or annual basis over a reasonable fixed period of time not exceeding the life expectancy of the Member;

          (c) a single sum payment.

          S7.8 Withdrawals During Employment.

          S7.8.1 Withdrawals During Employment Irrespective of Age. A Farnell Transferee who is employed by an Employer or Affiliate may elect, no more frequently than once in any six-month period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Rollover Subaccounts (including investment earnings allocable thereto).

          S7.8.2Withdrawals During Employment After Age 59-1/2. After attaining age 59-1/2, a Farnell Transferee who is employed by an Employer or Affiliate may elect, no more frequently than once in any six-month period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Elective and Rollover Subaccounts (including investment earnings allocable thereto).

          Supplement NO.8

          TO

          ARROW ELECTRONICS SAVINGS PLAN

          Special Provisions Applicable

          to Employees of Consan, Incorporated

          Effective as of July 3, 2000, the Consan, Incorporated 401(k) Profit Sharing Plan (the "Consan Plan") merged into this Plan, and the terms of this Plan superseded the terms of the Consan Plan. This Supplement No. 8 provides for such merger ("Merger") and sets forth special provisions that apply to employees of Consan, Incorporated on and after its adoption of this Plan effective April 26, 1997.

          S8.1 Special Definitions. For purposes of this Supplement No. 8:

          S8.1.1 "Consan" means Consan, Incorporated.

          S8.1.2 "Consan Account" means an account maintained under the Consan Plan immediately prior to the Merger containing elective deferrals for a Consan Participant.

          S8.1.3 "Consan Participant" means a participant in the Consan Plan who had an undistributed account thereunder immediately prior to the Merger.

          S8.1.4 "Consan Plan" means the Consan, Incorporated 401(k) Profit Sharing Plan as in effect prior to the Merger.

          S8.1.5 "Consan Trust Fund" means the trust fund maintained under the Consan Plan immediately prior to the Merger.

          S8.1.6 "Elective Subaccount" means a subaccount within a Member’s Elective Account to which elective deferrals made under the Consan Plan are transferred.

          S8.2 Continuation of Consan Contributions Under This Plan. Consan maintained a program of making elective deferral contributions through the Consan Plan through April 25, 1997, and effective April 26, 1997, transferred such program to this Plan by becoming an Employer under this Plan, making contributions herewith in lieu of contributions under the Consan Plan and arranging for the merger of the Consan Plan with this Plan.

          S8.3 Membership in Plan Effective April 26, 1997. Each Consan Participant who is employed by an Employer on April 26, 1997 shall become a Member of the Plan on that date. Any other employee of Consan who is employed by an Employer on such date who then satisfies the minimum age and 90-day waiting period requirements of Section 2.1 (after giving effect to Section S8.9) shall become a Member on the first date that such employee receives Compensation from such Employer, which date shall constitute the Entry Date for such employee. Each Consan Participant who is not then employed by an Employer shall become a Member on July 3, 2000, but solely with respect to his Consan Account unless he otherwise qualifies as Member under the Plan.

          S8.4 Merger. Effective July 3, 2000, the Consan Plan and the Consan Trust Fund are merged into this Plan, and the terms of this Plan supersede the terms of the Consan Plan. All persons (including current and former employees and their beneficiaries) having an interest under the Consan Plan immediately prior to July 3, 2000 shall, on and after July 3, 2000, be entitled to benefits solely from the Plan (including this Supplement No. 8), in lieu of any and all interest which they had or may have had under the Consan Plan.

          S8.5 Transfer of Consan Trust Fund. The assets held by the trustees of the Consan Trust Fund shall be transferred to the Trustee on July 3, 2000 or as soon as practicable thereafter. If and to the extent that such transfer is not completed on July 3, 2000, such trustees shall hold such assets as adjusted for investment gain or loss thereon and expenses attributable thereto, as an additional trustee under this Plan, until such transfer is completed.

          S8.6 Allocation of Transferred Accounts. Funds transferred to the Trustee in respect of a Member’s Consan Account shall be allocated under the Plan to such Member’s Elective Subaccount.

          S8.7 Investment of Transferred Assets. Funds transferred to the Trustee pursuant to Section S8.5 shall be invested in accordance with Section S8.8. Thereafter, a Member may change the portion of his Account that is invested in each Investment Fund in accordance with Article V of the Plan.

          S8.8 Fund Mapping. The following fund mapping shall become effective upon the transfer pursuant to Section S8.5:

From the Consan Plan Funds	Into Investment Fund
Janus Fund Acorn International Fidelity Asset Manager Fidelity Short Term Bond General American Life Ins. Contract	Fidelity Magellan Fidelity Retirement Govt. Money Market Fidelity Asset Manager Fidelity Intermediate Bond Fidelity Retirement Govt. Money Market

          S8.9 Credit Under the Plan for Service with Consan. Eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account employment with Consan prior to April 26, 1997 as if Consan had been an Affiliate for the period during which it maintained the Consan Plan, and any additional period credited for vesting purposes under the Consan Plan and not disregarded under the break in service rules under the Consan Plan or this Plan. Such employee shall be credited with (i) a number of Years of Service equal to the number of 1-year periods of service that was credited as of April 25, 1997 to him under the elapsed time method employed by the Consan Plan plus (ii) for any additional fractional part of the year credited to him as of April 25, 1997, a number of Hours of Service for the 1997 Plan Year equal to 190 Hours of Service for each month or part of a month during which such employee completes one Hour of Service, for the purposes of determining Years of Service to be credited to him and his eligibility to participate in accordance with Section 2.1 based on his employment with Consan.

          S8.10 Alternative Forms of Payment Preserved to February 1, 2002. Any individual who is a Consan Participant at the time of his termination of employment with an Employer or Affiliate, and any other Consan Participant who is not employed by an Employer or Affiliate, who has vested Accounts exceeding $5,000 and who elects on the Appropriate Form to receive a distribution commencing as of a date on or before February 1, 2002 may on such form elect one of the following with respect to the amounts held in his Elective Subaccount:

          (a) an annuity, which in the case of a married Member shall, except as provided below, be in the form of a "Joint and Fifty-Percent Survivor Annuity" (i.e., an annuity for the life of the Member with a survivor annuity for the life of his spouse which is fifty percent of the amount of the annuity payable during the joint lives of the Member and his spouse), and which in the case of an unmarried Member, or of a married Member who has waived the Joint and Fifty-Percent Survivor Annuity option with spousal consent in accordance with applicable regulations, shall be in the form of a straight-life annuity, in each case to be provided by the purchase of an annuity contract on a unisex basis;

          (b) a series of installment payments made over a fixed period of time not exceeding the life expectancy of the Member; or

          (c) a single sum payment.

          S8.11 Withdrawals During Employment After Age 59-1/2. After attaining age 59-1/2, a Consan Participant who is employed by an Employer or Affiliate may elect, no more frequently than once in any six-month period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Elective Subaccount (including investment earnings allocable thereto).

          S8.12 Right to Elect to Defer Distributions Until Age 70-1/2. A Consan Participant who hereunder may elect a distribution of his benefit amounts attributable to his Consan Account (including investment earnings allocable thereto) on account of a separation from service may elect to defer such distribution until he attains age 70-1/2.

          S8.12.1 Consan Plan Amended. The provisions of this Supplement No. 8 shall be treated as an amendment to and a part of the Consan Plan to the extent necessary to give full effect to this Supplement. The provisions of this Plan, in its capacity as a continuation and amendment of the Consan Plan, shall apply and be effective with respect to the Consan Plan for periods prior to July 3, 2000 to the extent necessary for the Consan Plan to meet applicable requirements of all provisions of law that became effective since the last determination letter with respect to the Consan Plan, including, without limitation, the Uruguay Round Agreements Act (also referred to as GATT), the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000, effective as of their respective effective dates; such Plan provisions include, without limitation, the following:

          (a) Sections 1.11 and 1.43, relating to compensation being determined before giving effect to any salary reductions under section 132(f)(4) of the Code, effective January 1, 2001;

          (b) Section 6.1.2, relating to earnings being determined for purposes of section 415 of the Code before giving effect to any salary reductions under section 132(f)(4) of the Code, effective January 1, 2001;

          (c) Section 1.25, relating to the definition of highly compensated employee, effective January 1, 1997;

          (d) Section 3.3.3, relating to the distributions of aggregate excess deferrals based on the amount of contribution by or on behalf of each highly compensated employee and attributable first to the highly compensated employee with the greatest dollar amount of elective deferrals, effective January 1, 1997;

          (e) Section 3.14, relating to contributions in respect of periods of qualified military service as required under section 414(u) of the Code, effective December 12, 1994;

          (f) Section 6.2, relating to the adjustment under section 415(d) of the Code of the $30,000 annual addition limitation under section 415(c)(1), effective January 1, 1995;

          (g) Section 6.3, relating to limiting the application of section 415(e) of the Code to limitation years beginning before January 1, 2000;

          (h) Section 8.15, relating to exclusion of hardship distributions from the definition of eligible rollover distribution in accordance with section 402(c)(4) of the Code, effective January 1, 1999;

          (i) Section 13.4, relating to the repeal of the family aggregation rules,, effective January 1, 1997; and

          (j) Section 14.1, relating to the definition of "leased employee" as defined under section 414(n) of the Code, effective January 1, 1997.

          Supplement NO.9

          TO

          ARROW ELECTRONICS SAVINGS PLAN

          Special Provisions Applicable

          to Employees of Richey Electronics, Inc.

          Effective as of May 1, 1999, the Richey Electronics, Inc. Employee Retirement Plan (the "Richey Plan") merged into this Plan, and the terms of this Plan superseded the terms of the Richey Plan. This Supplement No. 9 provides for such merger ("Merger") and sets forth special provisions that apply to employees of Richey Electronics, Inc.

              S9.1 Special Definitions. For purposes of this Supplement No. 9:

              S9.1.1 "Elective Subaccount" means a subaccount within a Member’s Elective Account to which elective deferrals made under the Richey Plan are transferred.

              S9.1.2 "Matching Subaccount" means a subaccount within a Member’s Matching Account to which matching contributions made under the Richey Plan are transferred.

              S9.1.3 "Richey" means Richey Electronics, Inc.

              S9.1.4 "Richey Account" means an account maintained under the Richey Plan immediately prior to the Merger containing elective deferrals, matching contributions, and rollover contributions (as applicable) for a Richey Participant.

              S9.1.5 "Richey Participant" means a participant in the Richey Plan who had an undistributed account thereunder immediately prior to the Merger.

              S9.1.6 "Richey Plan" means the Richey Electronics, Inc. Employee Retirement Plan as in effect prior to the Merger.

              S9.1.7 "Rollover Subaccount" means a subaccount within a Member’s Rollover Account to which rollover contributions made under the Richey Plan are transferred.

              S9.1.8 "Richey Trust Fund" means the trust fund maintained under the Richey Plan immediately prior to the Merger.

              S9.2 Richey Plan Superseded By This Plan. Richey maintained a program of making elective deferral contributions and related matching contributions through the Richey Plan. Effective January 8, 1999, the Company acquired Richey and its employees transferred to the employ of the Company. As of that date, the Company adopted the Richey Plan and through March 31, 1999 continued the Richey program of making elective deferral contributions and related matching contributions for Richey Participants through the Richey Plan. Effective April 1, 1999, the Company transferred such program to this Plan, by making such contributions hereunder in lieu of contributions under the Richey Plan and by arranging for the merger of the Richey Plan with this Plan as soon as practicable thereafter.

              S9.3 Merger. Effective May 1, 1999, the Richey Plan and the Richey Trust Fund are merged into this Plan, and the terms of this Plan supersede the terms of the Richey Plan. All persons (including current and former employees and their beneficiaries) having an interest under the Richey Plan prior to May 1, 1999 shall, on and after May 1, 1999, be entitled to benefits solely from the Plan (including this Supplement No. 9), in lieu of any and all interest which they had or may have had under the Richey Plan.

              S9.4 Transfer of Richey Trust Fund. The assets held by the trustees of the Richey Trust Fund shall be transferred to the Trustee on May 1, 1999 or as soon as practicable thereafter. If and to the extent that such transfer is not completed on May 1, 1999, such trustees shall hold such assets as adjusted for investment gain or loss thereon and expenses attributable thereto, as an additional trustee under this Plan, until such transfer is completed.

              S9.5 Allocation of Transferred Accounts. Funds transferred to the Trustee in respect of a Member’s Richey Account shall be allocated under the Plan to such Member’s Elective, Matching, and Rollover Subaccounts, as applicable.

              S9.6 Investment of Transferred Assets. Funds transferred to the Trustee pursuant to Section S9.4 shall be invested in accordance with Section S9.7. Thereafter, a Member may change the portion of his Account that is invested in each Investment Fund in accordance with Article V of the Plan.

              S9.7 Fund Mapping. The following fund mapping shall become effective upon the transfer pursuant to Section S9.4:

From the Following Richey Plan Funds	Into Investment Fund
Fidelity Fund Fidelity Investment Grade Bond Fund Fidelity Retirement Growth Fund Fidelity Blue Chip Growth Fund Fidelity Retirement Gov’t Money Market	Fidelity Spartan U.S. Equity Index Fund Fidelity Intermediate Bond Fund Same fund Fidelity Magellan Same fund

              S9.8 Credit Under the Plan for Service with Richey. Eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account employment with Richey prior to April 1, 1999 as if Richey had been an Affiliate for the period during which it maintained the Richey Plan, and any additional period credited for vesting purposes under the Richey Plan and not disregarded under the break in service rules under the Richey Plan or this Plan. The Administrator may use and rely upon records maintained by Richey to compute Hours of Service in order to determine the Years of Service to be credited to such employee and his eligibility to participate in accordance with Section 2.1 based on his employment by Richey.

              S9.9 Vesting of Matching Subaccounts. The Matching Subaccount of a Member employed by Richey shall be fully vested and nonforfeitable effective May 1, 1999.

              S9.10 Alternative Forms of Payment Preserved to February 1, 2002. Any individual who is a Richey Participant at the time of his termination of employment with an Employer or Affiliate, and any other Richey Participant who is not employed by an Employer or Affiliate, who has vested Accounts exceeding $5,000 and who elects on the Appropriate Form to receive a distribution commencing as of a date on or before February 1, 2002 may on such form elect one of the following with respect to the vested amounts held in his Elective, Matching, and Rollover Subaccounts:

              (a) a series of installment payments made over a fixed period of time not exceeding the life expectancy of the Member; or

              (b) a single sum payment.

              S9.11 Withdrawals During Employment After Age 59-1/2. After attaining age 59-1/2, a Richey Participant who is employed by an Employer or Affiliate may elect, no more frequently than once in any six-month period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Elective, Matching, and Rollover Subaccounts (including investment earnings allocable thereto).

              S9.12 Richey Plan Amended. The provisions of this Supplement No. 9 shall be treated as an amendment to and a part of the Richey Plan to the extent necessary to give full effect to this Supplement. The provisions of this Plan, in its capacity as a continuation and amendment of the Richey Plan, shall apply and be effective with respect to the Richey Plan for periods prior to May 1, 1999 to the extent necessary for the Richey Plan to meet applicable requirements of all provisions of law that became effective since the last determination letter with respect to the Richey Plan, including, without limitation, the Uruguay Round Agreements Act (also referred to as GATT), the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000, effective as of their respective effective dates; such Plan provisions include, without limitation, the following:

              (a) Sections 1.11 and 1.43, relating to compensation being determined before giving effect to any salary reductions under sections 132(f)(4) of the Code, effective January 1, 2001;

              (b) Section 6.1.2, relating to earnings being determined for purposes of section 415 of the Code before giving effect to any salary reductions under section 132(f)(4) of the Code, effective January 1, 2001;

              (c) Section 1.25, relating to the definition of highly compensated employee, effective January 1, 1998;

              (d) Section 3.14, relating to contributions in respect of periods of qualified military service as required under section 414(u) of the Code, effective December 12, 1994;

              (e) Section 3.3.3, relating to the distributions of aggregate excess deferrals based on the amount of contribution by or on behalf of each highly compensated employee and attributable first to the highly compensated employee with the greatest dollar amount of elective deferrals, effective January 1, 1997;

              (f) Section 6.2, relating to the adjustment under section 415(d) of the Code of the $30,000 annual addition limitation under section 415(c)(1) of the Code, effective January 1, 1995;

              (g) Section 6.3, relating to limiting the application of section 415(e) of the Code to limitation years beginning before January 1, 2000;

              (h) Section 8.15, relating to exclusion of hardship distributions from the definition of eligible rollover distribution in accordance with section 402(c)(4) of the Code, effective January 1, 1999;

              (i) Section 13.4, relating to the repeal of the family aggregation rules, effective January 1, 1997; and

              (j) Section 14.1, relating to the definition of "leased employee" as defined under section 414(n) of the Code, effective January 1, 1997;

              provided, however, in determining the permitted actual deferral percentage and contribution percentage for highly compensated employees for plan years beginning on or after January 1, 1997 for periods prior to May 1, 1999, the applicable plan year for non-highly compensated employees shall be the immediately preceding plan year.

          Supplement NO.10

          TO

          ARROW ELECTRONICS SAVINGS PLAN

          Special Provisions Applicable

          to Employees of Scientific & Business Minicomputers, Inc.

          Effective as of August 1, 2000, the Scientific & Business Minicomputers, Inc. 401(k) Profit Sharing Plan (the "SBM Plan") merged into this Plan, and the terms of this Plan superseded the terms of the SBM Plan. This Supplement No. 10 provides for such merger ("Merger") and sets forth special provisions that apply to employees of Scientific & Business Minicomputers, Inc. on or after its adoption of this Plan effective July 1, 1999.

          S10.1 Special Definitions. For purposes of this Supplement No. 10:

          S10.1.1 "Elective Subaccount" means a subaccount within a Member’s Elective Account to which elective deferrals made under the SBM Plan are transferred.

          S10.1.2 "Matching Subaccount" means a subaccount within a Member’s Matching Account to which matching contributions made under the SBM Plan are transferred.

          S10.1.3 "Rollover Subaccount" means a subaccount with a Member’s Rollover Account to which rollover contributions made under the SBM Plan are transferred.

          S10.1.4 "SBM" means Scientific & Business Minicomputers, Inc.

          S10.1.5 "SBM Account" means an account maintained under the SBM Plan immediately prior to the Merger containing elective deferrals, matching contributions and rollover contributions (as applicable) for an SBM Participant.

          S10.1.6 "SBM Participant" means a participant in the SBM Plan who had an undistributed account thereunder immediately prior to the Merger.

          S10.1.7 "SBM Plan" means the Scientific & Business Minicomputers, Inc. 401(k) Profit Sharing Plan as in effect prior to the Merger.

          S10.1.8 "SBM Trust Fund" means the trust fund maintained under the SBM Plan immediately prior to the Merger.

          S10.2 Continuation of SBM Contributions Under This Plan. SBM maintained a program of making elective deferral contributions and related matching contributions through the SBM Plan through June 30, 1999, and effective July 1, 1999, transferred such program to this Plan by becoming an Employer under this Plan, making contributions herewith in lieu of contributions under the SBM Plan and arranging for the merger of the SBM Plan with this Plan as soon as practicable thereafter.

          S10.3 Membership in Plan Effective July 1, 1999. Each SBM Participant who is employed by an Employer on July 1, 1999 shall become a Member of the Plan on that date. Any other employee of SBM who is employed by an Employer on such date who then satisfies the minimum age and 90-day waiting period requirements of Section 2.1 (after giving effect to Section S10.9) shall become a Member on the first date that such employee receives Compensation from such Employer, which date shall constitute the Entry Date for such employee. Each SBM Participant who is not then employed by an Employer shall become a Member on August 1, 2000, but solely with respect to his SBM Account unless he otherwise qualifies as Member under the Plan.

          S10.4 Merger. Effective August 1, 2000, the SBM Plan and the SBM Trust Fund are merged into this Plan, and the terms of this Plan supersede the terms of the SBM Plan. All persons (including current and former employees and their beneficiaries) having an interest under the SBM Plan prior to August 1, 2000 shall, on and after August 1, 2000, be entitled to benefits solely from the Plan (including this Supplement No. 10), in lieu of any and all interest which they had or may have had under the SBM Plan.

          S10.5 Transfer of SBM Trust Fund. The assets held by the trustees of the SBM Trust Fund shall be transferred to the Trustee on August 1, 2000 or as soon as practicable thereafter. If and to the extent that such transfer is not completed on August 1, 2000 such trustees shall hold such assets as adjusted for investment gain or loss thereon and expenses attributable thereto, as an additional trustee under this Plan, until such transfer is completed.

          S10.6 Allocation of Transferred Accounts. Funds transferred to the Trustee in respect of a Member’s SBM Account shall be allocated under the Plan to such Member’s Elective, Matching, and Rollover Subaccounts, as applicable.

          S10.7 Investment of Transferred Assets. Funds transferred to the Trustee pursuant to Section S10.5 shall be invested in accordance with Section S10.8. Thereafter, the Member may change the portion of his Account that is invested in each Investment Fund in accordance with Article V of the Plan.

          S10.8 Fund Mapping. The following fund mapping shall become effective upon the transfer pursuant to Section S10.5:

          From the Following SBM Plan Funds                                Into Investment Fund

Guaranteed Certificate	Fidelity Retirement Gov’t. Money Market
Short Term Fund I	Fidelity Retirement Govt. Money Market
Maxim Bond Index	Fidelity Intermediate Bond
Maxim Loomis Sayles Corp. Bond	Fidelity Intermediate Bond
Maxim US Govt. Mortgage Sec.	Fidelity Retirement Govt. Money Market
Maxim Global Bond	Fidelity Retirement Govt. Money Market
Maxim Money Market	Fidelity Retirement Govt. Money Market
Maxim Index European	Fidelity Retirement Govt. Money Market
Fidelity Advisor Overseas	Fidelity Retirement Govt. Money Market
Maxim Invesco ADR	Fidelity Retirement Govt. Money Market
Putnam Global Growth	Fidelity Retirement Govt. Money Market
AIM Charter	Fidelity Magellan
Orchard Index 500	Fidelity Spartan US Equity Index
Maxim Founder’s Growth & Income	Fidelity Spartan US Equity Index
American Century Ultra	Fidelity Magellan
AIM Weingarten	Fidelity Retirement Growth
Maxim Growth Index	Fidelity Magellan
Fidelity Advisor Equity Income	Fidelity Equity Income
Fidelity Advisor Growth Opp.	Fidelity Magellan
Putnam Fund for Growth & Income	Fidelity Equity Income
Maxim Value Index	Fidelity Equity Income
AIM Constellation	Fidelity Retirement Growth
Maxim T. Rowe Price Mid-Cap Growth	Fidelity Retirement Growth
Profile Series I	Fidelity Magellan
Profile Series II	Fidelity Asset Management: Growth
Profile Series III	Fidelity Asset Management.
Profile Series IV	Fidelity Asset Management:
Profile Series V	Fidelity Asset Management: Income
Orchard Index 600	Fidelity Retirement Growth
Maxim Ariel Small-Cap Value	Fidelity Value
Maxim Loomis Sayles Small-Cap Value	Fidelity Value

            S10.9 Credit Under the Plan for Service with SBM Eligibility to Participate. Eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account employment with SBM prior to July 1, 1999 as if SBM had been an Affiliate for the period during which it maintained the SBM Plan, and any additional period credited for vesting purposes under the SBM Plan and not disregarded under the break in service rules under the SBM Plan or this Plan. The Administrator may use and rely upon records maintained by SBM to compute Hours of Service in order to determine Years of Service to be credited to such employee and his eligibility to participate in accordance with Section 2.1 based on his employment with SBM.

            S10.10 Vesting of Matching Subaccount. The Matching Subaccount of a Member employed by SBM shall be fully vested and nonforfeitable effective August 1, 2000.

            S10.11 Alternative Forms of Payment Preserved to February 1, 2002. Any individual who is a SBM Participant at the time of his termination of employment with an Employer or Affiliate, and any other SBM Participant who is not employed by an Employer or Affiliate, who has vested Accounts exceeding $5,000 and who elects on the Appropriate Form to receive a distribution commencing as of a date on or before February 1, 2002 may on such form elect one of the following with respect to the vested amounts held in his Elective, Matching, and Rollover Subaccounts:

            (a) an annuity, which in the case of a married Member shall, except as provided below, be in the form of a "Joint and Fifty-Percent Survivor Annuity" (i.e., an annuity for the life of the Member with a survivor annuity for the life of his spouse which is fifty percent of the amount of the annuity payable during the joint lives of the Member and his spouse), and which in the case of an unmarried Member, or of a married Member who has waived the Joint and Fifty-Percent Survivor Annuity option with spousal consent in accordance with applicable regulations, shall be in the form of a straight-life annuity, in each case to be provided by the purchase of an annuity contract on a unisex basis;

            (b) a series of installment payments made on a monthly, quarterly, or annual basis over a reasonable fixed period of time not exceeding the life expectancy of the Member; or

            (c) a single sum payment.

            S10.12 Withdrawals During Employment.

                S10.12.1 Withdrawals During Employment Irrespective of Age. An SBM Participant who is employed by an Employer or Affiliate may elect, no more frequently than once in any six-month period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Rollover Subaccount (including investment earnings allocable thereto).

                S10.12.2 Withdrawals During Employment After Age 59-1/2. After attaining age 59-1/2, an SBM Participant who is employed by an Employer or Affiliate may elect, no more frequently than once in any six-month period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Elective and Matching Subaccounts (including investment earnings allocable thereto).

                S10.12.3 SBM Plan Amended. The provisions of this Supplement No. 10 shall be treated as an amendment to and a part of the SBM Plan to the extent necessary to give full effect to this Supplement. The provisions of this Plan, in its capacity as a continuation and amendment of the SBM Plan, shall apply and be effective with respect to the SBM Plan for periods prior to August 1, 2000 to the extent necessary for the SBM Plan to meet applicable requirements of all provisions of law that became effective since the last determination letter with respect to the SBM Plan, including, without limitation, the Uruguay Round Agreements Act (also referred to as GATT), the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000, effective as of their respective effective dates; such Plan provisions include, without limitation, the following:

          (a) Sections 1.11 and 1.43, relating to compensation being determined before giving effect to any salary reductions under section 132(f)(4) of the Code, effective January 1, 2001;

          (b) Section 6.1.2, relating to earnings being determined for purposes of section 415 of the Code before giving effect to any salary reductions under section 132(f)(4) of the Code, effective January 1, 2001;

          (c) Section 1.25, relating to the definition of highly compensated employee, effective January 1, 1997;

          (d) Section 3.3.3, relating to the distributions of aggregate excess deferrals based on the amount of contribution by or on behalf of each highly compensated employee and attributable first to the highly compensated employee with the greatest dollar amount of elective deferrals, effective January 1, 1997;

          (e) Section 3.14, relating to contributions in respect of periods of qualified military service as required under section 414(u) of the Code, effective December 12, 1994;

          (f) Section 6.2, relating to the adjustment under section 415(d) of the Code of the $30,000 annual addition limitation under section 415(c)(1), effective January 1, 1995;

          (g) Section 6.3, relating to limiting the application of section 415(e) of the Code to limitation years beginning before January 1, 2000;

          (h) Section 8.15, relating to exclusion of hardship distributions from the definition of eligible rollover distribution in accordance with section 402(c)(4) of the Code, effective January 1, 1999;

          (i) Section 13.4, relating to the repeal of the family aggregation rules,, effective January 1, 1997; and

          (j) Section 14.1, relating to the definition of "leased employee" as defined under section 414(n) of the Code, effective January 1, 1997.

          Supplement NO.11

          TO

          ARROW ELECTRONICS SAVINGS PLAN

          Special Provisions Applicable

          to Employees of Support Net, Inc.

          Effective as of April 1, 2000, the Support Net, Inc. 401(k) Plan (the "Support Net Plan") merged into this Plan, and the terms of this Plan superseded the terms of the Support Net Plan. This Supplement No. 11 provides for such merger ("Merger") and sets forth special provisions that apply to employees of Support Net, Inc. on and after its adoption of this Plan effective January 1, 2000.

          S11.1 Special Definitions. For purposes of this Supplement No. 11:

          S11.1.1 "Elective Subaccount" means a subaccount within a Member’s Elective Account to which elective deferrals made under the Support Net Plan are transferred.

          S11.1.2 "Matching Subaccount" means a subaccount within a Member’s Matching Account to which matching contributions made under the Support Net Plan are transferred.

          S11.1.3 "Rollover Subaccount" means a subaccount within a Member’s Rollover Account to which rollover contributions made under the Support Net Plan are transferred.

          S11.1.4 "Support Net" means Support Net, Inc.

          S11.1.5 "Support Net Account" means an account maintained under the Support Net Plan immediately prior to the Merger containing elective deferrals, matching contributions and rollover contributions (as applicable) for a Support Net Participant.

          S11.1.6 "Support Net Participant" means a participant in the Support Net Plan who had an undistributed account thereunder immediately prior to the Merger.

          S11.1.7 "Support Net Plan" means the Support Net, Inc. 401(k) Plan as in effect prior to the Merger.

          S11.1.8 "Support Net Trust Fund" means the trust fund maintained under the Support Net Plan immediately prior to the Merger.

          S11.2 Continuation of Support Net Contributions Under This Plan. Support Net maintained a program of making elective deferral contributions and related matching contributions through the Support Net Plan through December 31, 1999, and effective January 1, 2000, transferred such program to this Plan by becoming an Employer under this Plan, making contributions herewith in lieu of contributions under the Support Net Plan and arranging for merger of the Support Net Plan with this Plan as soon as practicable thereafter.

          S11.3 Membership in Plan Effective January 1, 2000. Each Support Net Participant who is employed by an Employer on January 1, 2000 shall become a Member of the Plan on that date. Any other employee of Support Net who is employed by an Employer on such date who then satisfies the minimum age and 90-day waiting period requirements of Section 2.1 (after giving effect to Section S11.9) shall become a Member on the first date that such employee receives Compensation from such Employer, which date shall constitute the Entry Date for such employee. Each Support Net Participant who is not then employed by an Employer shall become a Member on April 1, 2000, but solely with respect to his Support Net Account unless he otherwise qualifies as a Member under the Plan.

          S11.4 Merger. Effective April 1, 2000, the Support Net Plan and the Support Net Trust Fund are merged into this Plan and the trust thereunder, and the terms of this Plan supersede the terms of the Support Net Plan. All persons (including current and former employees and their beneficiaries) having an interest under the Support Net Plan immediately prior to April 1, 2000 shall, on and after April 1, 2000, be entitled to benefits solely from this Plan (including this Supplement No. 11), in lieu of any and all interest which they had or may have had under the Support Net Plan.

          S11.5 Transfer of Support Net Trust Fund. The assets held by the trustees of the Support Net Trust Fund shall be transferred to the Trustee on April 1, 2000 or as soon as practicable thereafter. If and to the extent that such transfer is not completed on April 1, 2000, such trustees shall hold such assets as adjusted for investment gain or loss thereon and expenses attributable thereto, as an additional trustee under this Plan, until such transfer is completed.

          S11.6 Allocation of Transferred Accounts. Funds transferred to the Trustee in respect of a Member’s Support Net Account shall be allocated under the Plan to such Member’s Elective, Matching, and Rollover Subaccounts, as applicable.

          S11.7 Investment of Transferred Assets. Funds transferred to the Trustee pursuant to Section S11.5 shall be invested in accordance with Section S11.8. Thereafter, a Member may change the portion of his Account that is invested in each Investment Fund in accordance with Article V of the Plan.

          S11.8 Fund Mapping. The following fund mapping shall take place upon the transfer pursuant to Section S11.5:

From the Support Net Plan Funds	Into Investment Fund
EuroPacific Growth The Growth Fund of America The Investment Co. of America Capital Income Builder Cash Management Trust of America Washington Mutual Investors The Bond Fund of America

          Fidelity Retirement Govt Money Market

          Fidelity Retirement Growth

          Fidelity Magellan Fund

          Fidelity Asset Manager Income

          Fidelity Retirement Govt. Money Market

          Fidelity Equity Income Fund

          Fidelity Intermediate Bond Fund

          S11.9 Credit Under the Plan for Service with Support Net. Eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account employment with Support Net prior to January 1, 2000 as if Support Net had been an Affiliate for the period during which it maintained the Support Net Plan, and any additional period credited for vesting purposes under the Support Net Plan and not disregarded under the break in service rules under the Support Net Plan or this Plan. The Administrator may use and rely upon records maintained by Support Net to compute Hours of Service in order to determine Years of Service to be credited to such employee and his eligibility to participate in accordance with Section 2.1 based on his employment with Support Net.

          S11.10 Vesting of Matching Subaccount. The Matching Subaccount of a Member employed by Support Net shall be fully vested and nonforfeitable effective April 1, 2000.

          S11.11 Withdrawals During Employment.

          S11.11.1 Withdrawals During Employment Irrespective of Age. A Support Net Participant who is employed by an Employer or Affiliate may elect, no more frequently than once in any six-month period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Rollover Subaccount (including investment earnings allocable thereto).

          S11.11.2 Withdrawals During Employment After Age 59-1/2. After attaining age 59-1/2, a Support Net Participant who is employed by an Employer or Affiliate may elect, no more frequently than once in any six-month period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Elective and Matching Subaccounts (including investment earnings allocable thereto).

          S11.11.3 Support Net Plan Amended. The provisions of this Supplement No. 11 shall be treated as an amendment to and a part of the Support Net Plan to the extent necessary to give full effect to this Supplement. The provisions of this Plan, in its capacity as a continuation and amendment of the Support Net Plan, shall apply and be effective with respect to the Support Net Plan for periods prior to April 1, 2000 to the extent necessary for the Support Net Plan to meet applicable requirements of all provisions of law that became effective since the last determination letter with respect to the Support Net Plan, including, without limitation, the Uruguay Round Agreements Act (also referred to as GATT), the Uniformed Services Employment and Reemployment Rights Act, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998 and the Community Renewal Tax Relief Act of 2000, effective as of their respective effective dates; such Plan provisions include, without limitation, the following:

          (a) Sections 1.11 and 1.43, relating to compensation being determined before giving effect to any salary reductions under section 132(f)(4) of the Code, effective January 1, 2001;

          (b) Section 6.1.2, relating to earnings being determined for purposes of section 415 of the Code before giving effect to any salary reductions under section 132(f)(4) of the Code, effective January 1, 2001;

          (c) Section 1.25, relating to the definition of highly compensated employee, effective January 1, 1997;

          (d) Section 3.3.3, relating to the distributions of aggregate excess deferrals based on the amount of contribution by or on behalf of each highly compensated employee and attributable first to the highly compensated employee with the greatest dollar amount of elective deferrals, effective January 1, 1997;

          (e) Section 3.14, relating to contributions in respect of periods of qualified military service as required under section 414(u) of the Code, effective December 12, 1994;

          (f) Section 6.2, relating to the adjustment under section 415(d) of the Code of the $30,000 annual addition limitation under section 415(c)(1), effective January 1, 1995;

          (g) Section 6.3, relating to limiting the application of section 415(e) of the Code to limitation years beginning before January 1, 2000;

          (h) Section 8.15, relating to exclusion of hardship distributions from the definition of eligible rollover distribution in accordance with section 402(c)(4) of the Code, effective January 1, 1999;

          (i) Section 13.4, relating to the repeal of the family aggregation rules,, effective January 1, 1997; and

          (j) Section 14.1, relating to the definition of "leased employee" as defined under section 414(n) of the Code, effective January 1, 1997;

          provided, however, in determining the permitted actual deferral percentages and contribution percentages for highly compensated employees for plan years beginning on or after January 1, 1997 for periods prior to April 1, 2000, the applicable plan year for non-highly compensated employees shall be the immediately preceding plan year.

          Supplement NO.12

          TO

          ARROW ELECTRONICS

          SAVINGS PLAN

          Special Provisions Applicable

          to Former Participants in the VEBA Electronics Inc. 401(k) Plan

          Effective as of April 2, 2001, the VEBA Electronics Inc. 401(k) Plan (the "VEBA Plan") merged into this Plan, and the terms of this Plan superseded the terms of the VEBA Plan. This Supplement No. 12 provides for such merger ("Merger") and sets forth special provisions that apply to former participants in the VEBA Plan.

          S12.1 Special Definitions. For purposes of this Supplement No. 12:

          S12.1.1 "Elective Subaccount" means a subaccount within a Member’s Elective Account to which elective deferrals made under the VEBA Plan are transferred.

          S12.1.2 "Matching Subaccount" means a subaccount within a Member’s Matching Account to which matching contributions made under the VEBA Plan are transferred.

          S12.1.3 "Rollover Subaccount" means a subaccount with a Member’s Rollover Account to which rollover contributions and after-tax contributions made under the VEBA Plan are transferred.

          S12.1.4 "VEBA" means Atlas Business Services, VEBA Electronics, Inc., Atlas Systems, Wyle Electronics and Wyle Systems.

          S12.1.5 "VEBA Account" means an account maintained under the VEBA Plan immediately prior to the Merger containing elective deferrals, matching contributions, rollover contributions and after-tax contributions (as applicable) for a VEBA Participant.

          S12.1.6 "VEBA Participant" means a participant in the VEBA Plan who had an undistributed account thereunder immediately prior to the Merger.

          S12.1.7 "VEBA Plan" means the VEBA Electronics Inc. 401(k) Plan as in effect prior to the Merger.

          S12.1.8 "VEBA Trust Fund" means the trust fund maintained under the VEBA Plan immediately prior to the Merger.

          S12.2 VEBA Plan Superseded By This Plan. VEBA maintained a program of making elective deferral contributions and related matching contributions through the VEBA Plan. The Company acquired VEBA effective October 16, 2000. During the period commencing on that date and through December 31, 2000, a number of VEBA employees transferred to the employ of the Company. The remainder of VEBA employees transferred to the employ of the Company effective January 1, 2001. As of October 16, 2000 and through December 31, 2000, the Company adopted the VEBA Plan with respect to those VEBA Participants who transferred to its employ and continued the VEBA program of making elective deferral contributions and related matching contributions for them through the VEBA Plan. Effective January 1, 2001, the Company adopted the VEBA Plan with respect to all VEBA Participants and effective the same date transferred the above-described program of contributions to this Plan, by making such contributions hereunder in lieu of contributions under the VEBA Plan and by arranging for the merger of the VEBA Plan with this Plan as soon as practicable thereafter.

          S12.3 Membership in Plan Effective January 1, 2001. Each VEBA Participant who is employed by an Employer on January 1, 2001 shall become a Member of the Plan on that date. Any other employee of VEBA who is employed by an Employer on such date who then satisfies the minimum age and 90-day waiting period requirements of Section 2.1 (after giving effect to Section S12.9) shall become a Member on the first date that such employee receives Compensation from such Employer, which date shall constitute the Entry Date for such employee. Each VEBA Participant who is not then employed by an Employer shall become a member on April 2, 2001, but solely with respect to his VEBA Account unless he otherwise qualifies as a Member under the Plan.

          S12.4 Merger. Effective April 2, 2001, the VEBA Plan and the VEBA Trust Fund are merged into this Plan, and the terms of this Plan supersede the terms of the VEBA Plan. All persons (including current and former employees and their beneficiaries) having an interest under the VEBA Plan prior to April 2, 2001 shall, on and after April 2, 2001, be entitled to benefits solely from the Plan (including this Supplement No. 12), in lieu of any and all interest which they had or may have had under the VEBA Plan.

          S12.5 Transfer of VEBA Trust Fund. The assets held by the trustees of the VEBA Trust Fund shall be transferred to the Trustee on April 2, 2001 or as soon as practicable thereafter. If and to the extent that such transfer is not completed on April 2, 2001 such trustees shall hold such assets as adjusted for investment gain or loss thereon and expenses attributable thereto, as an additional trustee under this Plan, until such transfer is completed.

          S12.6 Allocation of Transferred Accounts. Funds transferred to the Trustee in respect of a Member’s VEBA Account shall be allocated under the Plan to such Member’s Elective, Matching, and Rollover Subaccounts, as applicable.

          S12.7 Investment of Transferred Assets. Funds transferred to the Trustee pursuant to Section S12.5 shall be invested in accordance with Section S12.8. Thereafter, the Member may change the portion of his Account that is invested in each Investment Fund in accordance with Article V of the Plan.

          S12.8 Fund Mapping. The following fund mapping shall become effective upon the transfer pursuant to Section S12.5:

From the Following VEBA Plan Funds	Into Plan Investment Funds

          BT Investment Equity 500 Index

          Dreyfus Premier Tech. Growth Fund

          GIC Account 1 - VEBA

          Mass Investors Growth Stock Fund

          Massachusetts Investors Trust

          MFS Bond Fund

          MFS Capital Opportunities Fund

          MFS Emerging Growth Fund

          MFS Equity Income Fund

          MFS Global Governments Fund

          MFS Global Growth Fund

          MFS Government Securities Fund

          MFS High Income Fund

          MFS Institutional Fixed Fund

          MFS Midcap Growth Fund

          MFS Money Market Fund

          MFS New Discovery Fund

          MFS Research Fund

          MFS Total Return Fund

          Spartan U.S. Equity Index

          OTC Portfolio

          Retirement Gov’t M.M.

          Magellan

          Magellan

          Inter. Bond

          Magellan

          OTC Portfolio

          Equity Income

          Retirement Gov’t M.M.

          Retirement Gov’t M.M.

          Inter. Bond

          Retirement Gov’t M.M.

          Retirement Gov’t M.M.

          OTC Portfolio

          Retirement Gov’t M.M.

          OTC Portfolio

          Magellan

          Asset Manager

          S12.9 Credit Under the Plan for Service with VEBA. Eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account employment with VEBA prior to January 1, 2001 as if VEBA had been an Affiliate for the period during which it maintained the VEBA Plan, and any additional period credited for vesting purposes under the VEBA Plan and not disregarded under the break in service rules under the VEBA Plan or this Plan. The Administrator may use and rely upon records maintained by VEBA to compute Hours of Service in order to determine Years of Service to be credited to such employee and his eligibility to participate in accordance with Section 2.1 based on his employment with VEBA.

          S12.10 Vesting of Matching Subaccount. The Matching Subaccount of a Member employed by VEBA shall be fully vested and nonforfeitable effective April 2, 2001.

          S12.11 Alternative Forms of Payment Preserved to February 1, 2002. Any individual who is a VEBA Participant at the time of his termination of employment with an Employer or Affiliate, and any other VEBA Participant who is not employed by an Employer or Affiliate, who was a participant in the Wyle Electronics Capital Accumulation Plan on or before June 30, 1996, who has vested Accounts exceeding $5,000 and who elects on the Appropriate Form to receive a distribution commencing as of a date on or before February 1, 2002 may on such form elect one of the following with respect to the vested amounts held in his Elective, Matching, and Rollover Subaccounts:

          (a) an annuity, which in the case of a married Member shall, except as provided below, be in the form of a "Joint and Fifty-Percent Survivor Annuity" (i.e., an annuity for the life of the Member with a survivor annuity for the life of his spouse which is fifty percent of the amount of the annuity payable during the joint lives of the Member and his spouse), and which in the case of an unmarried Member, or of a married Member who has waived the Joint and Fifty-Percent Survivor Annuity option with spousal consent in accordance with applicable regulations, shall be in the form of a straight-life annuity, in each case to be provided by the purchase of an annuity contract on a unisex basis;

          (b) a series of installment payments over a reasonable fixed period of time not exceeding the life expectancy of the Member; or

          (c) a single sum payment.

          S12.12 Withdrawals During Employment.

          S12.12.1 Withdrawals During Employment Irrespective of Age. A VEBA Participant who is employed by an Employer or Affiliate may elect, no more frequently than once in any one-year period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Rollover Subaccount (including investment earnings allocable thereto).

          S12.12.2 Withdrawals During Employment After Age 59-1/2. After attaining age 59-1/2, an VEBA Participant who is employed by an Employer or Affiliate may elect, no more frequently than once in any one-year period, to withdraw from the Plan all or any portion of any of his benefit amounts attributable to his Elective and Matching Subaccounts (including investment earnings allocable thereto).

          S12.12.3 VEBA Plan Amended. The provisions of this Supplement No. 12 shall be treated as an amendment to and a part of the VEBA Plan to the extent necessary to give full effect to this Supplement.